Exhibit 6.3

DRAFT April 10, 2019

SHOPPING CENTER LEASE

This Shopping Center Lease (“Lease”) is entered into as of April 15, 2019, by and between the Landlord and the Tenant hereinafter named.

ARTICLE I. INTRODUCTORY PROVISIONS

Section 1.1   Fundamental Lease Provisions.

(a)	Landlord: Springfield Shoppes Associates, LP, a Pennsylvania limited partnership
(b)	Landlord’s Address:

Springfield Shoppes Associates, L.P.
375 Southpointe Boulevard, Suite 410
Canonsburg, PA 15317
Attention: Rod L. Piatt
Phone (724)743-7722

(c)	Tenant: PittsaFire Pizza

Tenant’s Mailing Address:

141 Amsterdam Road
Grove City, PA 16127

(d)	Tenant’s Trade Name: PittsaFire Pizza
(e)	Tenant’s Address in Shopping Center: [to be provided by Landlord]
(f)	Guarantor: Seivers Enterprises, Inc
(h)	Guarantors’ Address:

141 Amsterdam Road Grove City, PA 16127

(i)	Springfield Shoppes: Springfield Shoppes is a new retail development located immediately adjacent to The Grove City Premium Outlets located on Lots 3 and 4 within the Springfield Commons development. Springfield Commons will consist of one (1) one-story building containing approximately twenty thousand (20,000) square feet of retail space with a parking field as depicted on the attached Exhibit A, the “Site Plan”.
(i)	Shopping Center: The Shopping Center will be developed, owned, and operated as Springfield Commons, a mixed-use development consisting of a Marriott Towne Place Suites hotel, and anticipated to include a gasoline/convenience store, one (1) or two (2) outparcels, and numerous retail stores and restaurants totaling approximately 150,000 SF. The retail stores will be comprised of two (2) to three (3) buildings between 20,000 SF and 120,000 SF each. The retail/restaurant tenants within the Springfield Shoppes will operate under net lease agreements whereby the tenant is metered separately for utilities, will have its own HVAC and mechanical systems and pay for utilities, janitorial, and waste removal. Any costs and expenses paid directly by the Tenants within leasehold premises are not included as CAM expenses.

(k)	Springfield Shoppes Proportionate Share of Shopping Center Operating Expenses: Springfield Shoppes’ Proportionate Share of Springfield Commons Shopping Center Operating Expenses is Nine and Fifty-Eight Hundredths percent (9.58%) calculated as follows: the numerator is the acreage of the Springfield Shoppes (which is approximately 2.68 acres) and the denominator of which is the acreage of the Springfield Commons Shopping Center (which is approximately 28.0 acres). All calculations of floor space shall be determined by Landlord’s independent architect and shall be binding on the parties hereto.
(1)	Premises: The Premises consists of approximately 1,744 square feet, with 845 square feet of patio area, in the Springfield Shoppes as shown crosshatched on the plan attached as Exhibit A and which is a part of Springfield Shoppes. The patio area shall not be included for purposes of calculating Rent.
(m)	Lease Term or Term: Commencing on the “Commencement Date” as defined in Section 3.3 of this Lease and, subject to sooner termination as herein provided, ending five (5) years thereafter, plus such additional number of days as are required to cause the Term of this Lease to expire on the last day of the last calendar month of the Term (the “Initial Term”). The term “Lease Year” means each successive period of twelve (12) calendar months occurring after the Commencement Date.
(n)	Permitted Use: Tenant shall use the Premises solely for the purpose of conducting therein the operation of a restaurant specializing in fast casual dining or for the sale of related items and for the ancillary sale of related items, and for no other purpose whatsoever. Notwithstanding anything whatsoever to the contrary, the Premises shall not be used for any prohibited purpose described on Exhibit F.
(o)	Minimum Guaranteed Rental: During the Term of this Lease, Minimum Guaranteed Rental shall be as follows:
Lease Year	SF	Rent PSF	Rent per Year	Rent per Month
	1,744
Months 1-6		$15.00	$26,160.00	$2,180.00
Months 7-50% leased*		$20.00	$34,880.00	$2,906.67
50% leased -60 Months**		$25.00	$43,600.00	$3,633.33
Option Term Years
Months 6-10		$30.00	$52,320.00	$4,360.00
Security Deposit			$2,180.00

*Commencing on the first day of the seventh (r) month of the Term, Minimum Guaranteed Rental shall be $20.00 per square foot, and shall continue at such rate until the date on which Springfield Shoppes is fifty percent (50%) leased, inclusive of this Lease.

** Commencing on the first day of the month following the date on which Springfield Shoppes is fifty percent (50%) leased, inclusive of this Lease, the Minimum Guaranteed Rental shall be $25.00 per square foot.

The total leasable square footage of the Shoppes shall be 20,000 sf.

(p)	Intentionally Deleted.
(q)	Rent: Collectively, Minimum Guaranteed Rental and “Additional Rent”, as defined in Section 4.4 hereof.

(r)	Security Deposit: Tenant shall be responsible for payment of a security deposit in the amount of $2,180.00.
(s)	Tenant’s Proportionate Share or Proportionate Share:

A.       Tenant’s Proportionate Share “A” (“Shoppes CAM”): Shoppes CAM includes the costs of insurance, management, operation and maintenance of Lots 3 & 4 (Springfield Shoppes), including landscaping, irrigation, hard scape, site furniture, sidewalks, curbs, pavement, lighting, signage, snow removal, trash removal, parking lot, sidewalk and curb maintenance and repair insurance and real estate taxes. Tenant’s Proportionate Share “A” the numerator shall be 1,744, the denominator shall be 20,000 and the quotient of 8.72% shall constitute “Tenant’s Proportionate Share ‘A’.

B.       Tenant’s Proportionate Share “B” (“Shopping Center CAM”): Includes the costs of private road maintenance, storm water detention, entry signage maintenance and repair, snow removal and other shared costs for Parcels 1-8 in the Shopping Center. Tenant’s share of Shopping Center CAM will be calculated on a pro-rata basis of Tenant’s 8.72% Proportionate Share of the Shoppes CAM multiplied by the Shoppes portion (2.68 acres) of the Shopping Center CAM (28.0 acres) (9.58%) and the quotient of .83% shall constitute Tenant’s Proportionate Share “B”.

C.       See Section 6.2, Operating Costs; Section 12.3, Insurance; and Section 17.2, Taxes. All calculations of floor space shall be determined by Landlord and shall be binding on the parties hereto. Landlord reserves the right to exclude certain portions of the Shopping Center for the purposes of calculating Tenant’s Proportionate Share of certain items (or components thereof), provided that the exclusion of certain portions of the Shopping Center applies to all Tenants in the Shopping Center.

D.       Initial Estimated Monthly Payment of Rent. The following shall constitute Tenant’s approximate initial monthly payment of the Tenant’s Proportionate Share of costs identified in this Section, to be adjusted as and when required under this Lease:

Initial Monthly Amount
Minimum Guaranteed Rental	$2,180.00
Tenant’s Proportionate Share of Operating Costs (Share “A” and Share “B” CAM)	$254.33
Tenant’s Proportionate Share of Taxes	$290.67
Tenant’s Proportionate Share of Insurance	$72.67
Total Approximate Initial Monthly Payment	$2797.67

(t)	Marketing/Promotion Fund Charge: Not applicable.
(u)	Extension of Lease Term. Provided Tenant shall not be in default hereunder, Tenant shall be entitled to extend the Lease Term for one (1) successive period of Five (5) years (an “Extension Term”), upon the same terms and conditions as herein set forth, except as to number of renewals and Rent. The Initial Term together with the Extension Term, properly exercised, shall be referred to collectively as the “Term”. Tenant may only extend this Lease by giving Landlord written notice as provided herein not less than 180 days prior to the expiration of the Initial Term. In the event Tenant does not give notice exercising its right to extend this Lease for the Extension Term as required herein, Tenant waives its right to the Extension Term.

Section 1.2    General. Each of the fundamental lease provisions above shall be construed in conjunction with and limited by the other provisions of this Lease.

Section 1.3    Exhibits. The following Exhibits are attached to and are a part of this Lease:

Exhibit A	Site Plan Showing Premises
Exhibit B	Legal Description of Springfield Shoppes
Exhibit C-1	Landlord’s Work Letter Exhibit C-2 Tenant’s Criteria Manual
Exhibit D	Guaranty of Lease
Exhibit E	Rules and Regulations
Exhibit F	Exclusive Use Covenant
Exhibit G	Subordination and Non-Disturbance Agreement

ARTICLE II. GRANTING CLAUSE.

In consideration of the obligation of Tenant to pay Rent as herein provided, and the other terms, covenants and conditions to be performed by Tenant, Landlord hereby demises and leases to Tenant, and Tenant hereby rents from Landlord, the Premises to have and to hold for the Term, all upon the terms and conditions set forth in this Lease, reserving however to Landlord the exterior face of exterior walls and/or the exterior face of service corridor walls, the roof, the use of the aforesaid areas, and the right to install, maintain, use, repair and replace such pipes, duct work, support columns, conduits, utility lines, tunneling, wires and the like, in, through, under or above the Premises, through ceiling plenum areas, column space and in or beneath floor slabs.

ARTICLE III. CONSTRUCTION AND ACCEPTANCE OF PREMISES.

Section 3.1     Lease of Premises for Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.1(m) and shall begin and end on the dates specified in Section 1.1(m) above, unless the beginning or end of the Lease Term is extended or changed under any provision of this Lease. The “Commencement Date” shall be the date specified in Section 3.3 below for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

Section 3.2     Landlord’s Work; Tenant’s Work. Within thirty (30) days from the Effective Date hereof, Tenant shall submit its Plans for Tenant’s Work to Landlord for approval. If Landlord notifies Tenant that changes to Tenant’s Plans are necessary for Landlord to approve the Plans, Tenant shall submit revised Plans to Landlord within five (5) business following receipt of such notice. Once Landlord has approved the Plans, Tenant shall submit sealed drawings to Springfield Township for approval thereof within five (5) business following Landlord’s approval. Upon receipt of a building permit from Springfield Township, Landlord shall complete construction of its required improvements (the “Landlord’s Work”) in substantial compliance with the “Landlord’s Work Letter” at Exhibit C-1 attached hereto, with such minor variations as Landlord in its reasonable discretion may deem advisable. Landlord’s Work shall be done in a first class, professional and workmanlike manner. When Landlord certifies in writing to Tenant that Landlord has completed that portion of Landlord’s Work such that the Premises is ready for commencement of Tenant’s Work (“Tenant’s Work Notice”), Tenant agrees to accept possession thereof and to proceed with due diligence to perform Tenant’s Work as described in the “Tenant Criteria Manual” in Exhibit C-2. Tenant shall complete Tenant’s Work within one hundred twenty (120) days (the “Fixturization Period”) following receipt of Tenant’s Work Notice. In the event that Tenant fails to meet any of the timeframes identified in this Section 3.2, Landlord may reduce Tenant’s Fixturization Period by one (1) day for every day of delay by Tenant in meeting such timeframes. If Tenant is unsuccessful in procuring the permits and approvals for the Premises, Landlord shall have the right, to pursue the same on Tenant’s behalf. In the event of any dispute as to work performed or required to be performed by Landlord or Tenant pursuant to Exhibit C-2, the certificate of Landlord’s architect or engineer shall be conclusive. Any claim regarding delays by either party shall be raised by written notice to the other party.

Section 3.3     Tenant Improvement Allowance. Landlord shall provide Tenant with an allowance in an amount of Ten and no/100 Dollars ($10.00) per square foot of Premises (or Seventeen Thousand Four Hundred Forty-Four and no/100 Dollars ($17,440.00) (the “Tenant Improvement Allowance”). The Tenant Improvement Allowance shall be paid to Tenant in three (3) installments, as follows:

(1)       First installment of one-third of the Tenant Improvement Allowance will be paid by Landlord to Tenant within thirty (30) days following delivery of Premises to Tenant, subject to the conditions precedent that (a) Tenant is not in material breach of the Lease; and (b) Landlord has received Tenant’s AIA G702 (Application and Certificate for Payment) and AIA G706A (Affidavit of Release of Liens) from Tenant’s contractor and architect, including any necessary documentation indicating completion of the Tenant Work identified therein, payment therefore in full and proof that all liens for Tenant Work have been waived, released or satisfied;

(2)       Second installment of one-third of the Tenant Improvement Allowance will be paid by Landlord to Tenant within sixty (60) days following delivery of Premises to Tenant, subject to the conditions precedent that (a) Tenant is not in material breach of the Lease; and (b) Landlord has received Tenant’s AIA G702 (Application and Certificate for Payment) and AIA G706A (Affidavit of Release of Liens) from Tenant’s contractor and architect, including any necessary documentation indicating completion of the Tenant Work identified therein, payment therefore in full and proof that all liens for Tenant Work have been waived, released or satisfied; and

(3)       Provided that Tenant is not in material breach of the Lease, the remaining one-third of the Tenant Improvement Allowance will be paid by Landlord to Tenant within ten (10) days of the later to occur (a) Tenant’s opening of the Premises for business; and (b) Landlord having received Tenant’s AIA G702 (Application and Certificate for Payment) and AIA G706A (Affidavit of Release of Liens) from Tenant’s contractor and architect, including any necessary documentation indicating final completion of the Tenant Work identified therein, payment therefore in full and proof that all liens for Tenant Work have been waived, released or satisfied.

The Tenant Improvement Allowance may be used only for construction of Tenant improvements. Tenant shall be solely responsible for all costs of Tenant Work in excess of the Tenant Improvement Allowance. Landlord shall approve Tenant designs and material selections as set forth in the Exhibit C-2, the terms of which are incorporated by reference herein.

Section 3.4    Commencement Date. Tenant agrees to open the Premises for business to the public no later than the date (“Outside Opening Date”) which is Sixty (60) days after Tenant’s receipt of the Ready for Occupancy Notice. As used in this Lease, “Commencement Date” shall mean the Outside Opening Date or the date upon which Tenant actually opens the Premises to the public for business, whichever shall first occur. Occupancy of the Premises by Tenant prior to Commencement Date shall be at Tenant’s sole risk, and deemed pursuant to, and subject to, all of the terms and provisions of this Lease, excepting only those requiring the payment of Rent; provided, however, that Tenant shall pay for all electricity, water, security, trash removal and other utilities and services consumed at the Premises.

ARTICLE IV. RENT.

Section 4.1     General. Rent shall accrue hereunder from the Commencement Date, and shall be payable by Tenant to Landlord at the place designated for the delivery of notices to Landlord (or at such other place as Landlord may designate by written notice to Tenant from time to time), at the time for payment designated in Section 4.2 below, in immediately available funds in lawful money of the United States, without previous demand and without any set-off, deduction, recoupment, or abatement of any kind whatsoever.

Section 4.2     Minimum Guaranteed Rental. Tenant shall pay to Landlord Monthly Minimum Guaranteed Rental payments stated to be due during the Lease Term under Section 1.1(o) of this Lease, in advance, on or before the first day of each calendar month during the Lease Term. As provided in Section 1.1(o), commencing on the first day of the seventh (7th) month of the Term, Minimum Guaranteed Rental shall be $20.00 per square foot, and shall continue at such rate until the first day of the month following the date on which Springfield Shoppes is fifty percent (50%) or more leased, inclusive of this lease. The total leasable square footage of the Shoppes shall be 20,000 sf. Landlord shall provide written notice to Tenant of the execution of any lease(s) pursuant to which Springfield Shoppes is fifty percent (50%) or more leased. Commencing on the first day of the month following the date of such written notice, Minimum Guaranteed Rental shall increase to Twenty-Five and no/100 Dollars ($25.00) per square foot, which Minimum Guaranteed Rental shall remain in place through the expiration of the Initial Term.

Section 4.4     Additional Rent. In addition to Minimum Guaranteed Rental, Tenant shall pay, as “Additional Rent”, (i) Tenant’s Proportionate Share of “Operating Costs”, as set forth in Section 6.2, which includes both Shoppes CAM and Shopping Center CAM; (ii) Tenant’s Proportionate Share of Utility costs, as set forth in Section 11.1, if any; (iii) Tenant’s Proportionate Share of Landlord’s cost of Insurance, as set forth in Section 12.3; (iv) Tenant’s Proportionate Share of “Taxes”, as set forth in Article XVII; (v) intentionally deleted; and (vi) all other sums or charges due or to become due from Tenant to Landlord under this Lease.

ARTICLE V. INTENTIONALLY DELETED.

ARTICLE VI. COMMON AREA.

Section 6.1     General. The “Common Area” is that part of the Shopping Center designated by Landlord from time to time for the common use of all tenants of the Shopping Center, all of which shall be subject to Landlord’s sole management and control. Landlord reserves the right to construct, maintain, and operate lighting and other facilities, temporary and/or permanent improvements and buildings, equipment and signs on all parts of the Common Area; to increase, reduce or change the number, size, height, layout, or locations of buildings, walks, parking, driveways, entrances, exits, and other Common Areas now or hereafter forming a part of the Shopping Center as long as the modifications do not adversely affect access to the Premises or substantially alter the view of the Premises; to monitor the Common Area; to restrict parking by Tenants and other occupants of the Shopping Center and their employees, agents and invitees; to close temporarily all or any portion of the Common Area to make repairs, changes or to avoid public dedication; to conduct marketing and promotional events from time to time; to discourage or prohibit noncustomer parking; to employ and discharge all personnel with respect to maintenance operations and policing of equipment of said Common Area. Landlord, in its sole discretion, may delegate its rights herein with regard to the Common Area to an independent contractor or management company, which may or may not be an affiliate of Landlord. Upon request by Landlord, Tenant shall advise its employees to park only in designated “Employee Parking” areas; employee cars that are not parked in the designated “Employee Parking” areas may be towed and/or fined. Subject to the terms, conditions and provisions of this Lease, Tenant and its employees, customers, and permitted licensees and concessionaires shall have the non-exclusive right and license to use the Common Area as constituted from time to time for ingress, egress and parking and for no other purpose, such use to be in common with Landlord, other tenants and/or tenants of the Shopping Center and other persons permitted by Landlord or by law to use the same. Tenant and Tenant’s agents, employees and invitees will comply fully with all requirements of the rules and regulations which Landlord may establish for the Shopping Center in the exercise of its sole discretion from time to time, a copy of which is attached hereto as Exhibit E (the “Rules and Regulations”). To the extent of any conflict between the terms of this Lease and the Rules and Regulations, the terms of this Lease shall control. Landlord shall retain the right, in its reasonable discretion, to implement a system of parking for users of the parking spaces in the Shopping Center in order to promote the orderly administration of parking and facilitate visitor parking which may include regulating the duration by which parking spaces are occupied. Notwithstanding the aforesaid Landlord shall not implement any type of paid parking fees or systems for users of the parking spaces in the Shopping Center.

Section 6.2     Operating Costs.

(a)       Throughout the Term, Tenant shall pay (i) Tenant’s Proportionate Share of Shoppes CAM; and (ii) Tenant’s Proportionate Share of Shopping Center CAM), including without limitation, operating, maintaining, repairing, lighting, signing, cleaning, painting, striping, insuring, equipping, staffing, heating and cooling, securing, snow and ice removal and monitoring of the Common Area and all other non-leasable areas and facilities within Shopping Center which are available for use in common by occupants of the Shopping Center and/or their customers and invitees, including without limitation service areas, garbage and refuse disposal facilities and loading areas), as well as costs incurred in the maintenance of any private street(s) (collectively the Shopping Center CAM and the Shoppes CAM are herein referred to as the “Operating Costs”). Landlord may cause any or all of such services to be provided by a third party. Notwithstanding anything to the contrary in this Lease, Controllable CAM Expenses for each year of the Lease shall not increase by more than ten percent (10%) in excess of the Controllable CAM Expenses for the preceding lease year. For purposes of this Section, “Controllable CAM Expenses” shall mean all Shoppes CAM and Shopping Center CAM expenses, excepting and excluding utility expenses, insurance expenses, and costs of snow and ice removal.

(b)       Notwithstanding anything in this Section to the contrary, Landlord shall not include any costs or expenses associated with the following items: (a) costs, fees or expenses incurred in connection with the leasing, sale, financing, refinancing, mortgaging, selling or change of ownership of the Shopping Center or the Springfield Shoppes; (b) moving expense costs of other tenants of the Shopping Center or Springfield Shoppes; (c) any costs, fees, expenses, charges, fines or penalties incurred due to the violation by Landlord, its agents, affiliates, contractors or employees of any governmental rule or authority; (d) interest portion of all capitalized leases and other payments; (e) amortization of mortgages including interest; (f) depreciation of the Shopping Center or Springfield Shoppes; (g) leasing commissions, legal or advertising expenses with respect to obtaining tenants other than Tenant, the negotiation of leases or enforcement of leases with other tenants; (h) any and all costs arising from or relating to the presence of or incurred due to the removal of any hazardous or toxic wastes, materials or substances from the Shopping Center or Springfield Shoppes, unless such costs are caused by Tenant, in which case Tenant shall be responsible for such costs; (i) any capital improvements or replacements resulting from Landlord’s performance of its maintenance and repair obligations as set forth in Section 8.1 (provided, however, that any capital improvements or replacements which are amortized in accordance with generally accepted accounting principles over the useful life of the capital improvements, which useful life does not exceed ten (10) years, such costs amortized during the relevant calendar year, shall be included in Common Area expenses in such calendar year) (j) any repairs, restoration or other works required due to fire, wind, the elements or other casualty to the extent covered by insurance; (k) the amount by which the sum of all property management, administrative, and similar fees, costs and expenses (whether paid to Landlord or a third party) exceeds fifteen percent (15%) of total Gross Revenue.

(c)       Tenant’s Proportionate Share of Operating Costs shall be paid by Tenant in monthly installments in such amounts as are estimated by Landlord and billed by Landlord to Tenant at the beginning of each twelve (12) month period commencing and ending on dates designated by Landlord, each installment being due on the first day of each calendar month. Following each such twelve (12) month period, Landlord shall deliver to Tenant a statement setting forth the actual Operating Costs for such twelve (12) month period, Tenant’s Proportionate Share thereof, and the total amount paid by Tenant to Landlord under this Section 6.2 during such period. In the event the amounts paid by Tenant during such period are greater or lesser than Tenant’s Proportionate Share of the Operating Costs as set forth on such statement, Tenant shall pay to Landlord or Landlord shall credit Tenant’s account (or, if such adjustment occurs at the end of the Term, pay to Tenant), as the case may be, within thirty (30) days of receipt of such statement, the amount of any excess or deficiency.

(d)       For a period of two (2) years after a given Lease Year, Tenant and its representatives shall have the right, at Tenant’s sole cost and expense, to audit and inspect Landlord’s books and records pertaining to the calculation of Operating Costs for such Lease Year and to request and receive from Landlord copies of invoices for charges billed to Tenant as part of the Operating Costs. If Tenant’s audit discloses that Landlord’s calculation of Tenant’s Proportionate Share of Operating Costs for the audited year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment, or Tenant shall promptly pay any underpayment to Landlord, as applicable. If Tenant’s audit discloses that Landlord’s calculation of Tenant’s Proportionate Share of Operating Costs for the audited year resulted in an overpayment by five percent (5%) or more of the actual amount of Tenant’s Proportionate Share of Operating Costs for such year, Landlord shall also pay the reasonable cost of such audit within thirty (30) days after demand therefor, or Tenant may credit the reasonable costs of such audit against the next regularly scheduled payment of Rent.

ARTICLE VII. USE AND CARE OF PREMISES.

Section 7.1     Operating Covenant. The Premises may be used solely for the purpose or purposes specified in Section 1.1(n) above and for no other purpose or purposes without the prior written consent of Landlord. In transacting business in the Premises, Tenant shall use the trade name specified in Section 1.1(e) above and no other trade name without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned. Without limiting all other restrictions or limitations on Tenant’s use of the Premises pursuant to this Lease, Tenant agrees that the Premises shall not be used for the prohibited purposes set forth on Exhibit F. Tenant shall not at any time leave the Premises vacant, but shall in good faith continuously, actively and diligently throughout the Term conduct and carry on its business, as permitted herein, in the entire Premises in an efficient, high class and reputable manner, and shall keep the Premises open to the public for business fully staffed with competent personnel in attendance during such hours Monday through Friday as mutually agreed by Landlord and Tenant, weather permitting, with the addition of Saturday and/or Sunday hours when Tenant determines that business activity is such that it justifies opening the store on weekends. In the event Tenant does not comply with this Section 7.1 more than two (2) times in a Lease Year, then upon the third and any subsequent defaults during that same Lease Year, Tenant shall pay to Landlord, on demand, an early closing or late opening fine of One Hundred and 00/100 Dollars ($100.00) for each instance of such early closure or late opening. If Tenant’s business in the Premises is to be conducted pursuant to a franchise agreement, the existence and continuation of such franchise agreement is a material consideration to Landlord in entering into this Lease and if such franchise agreement is terminated, Landlord shall be entitled to treat such event as an Event of Default and elect any of the remedies provided in Article XVIII. Operating hours for the Springfield Shoppes shall be 10 a.m. through 7 p.m., subject to revision by Landlord, in Landlord’s reasonable discretion.

Section 7.2     Limitations on Operations. Tenant shall not conduct or permit or operate within the Premises or elsewhere in the Shopping Center (i) any fire, auction, bankruptcy or “going out of business” sales, or any sale which would indicate to the public that Tenant is bankrupt, is going out of business, or has lost its Lease, (ii) a “wholesale” or “factory outlet” store, (iii) a cooperative store, (iv) a “second hand” store, (v) a “surplus” store, (vi) a store commonly referred to as a “discount house”, or (vii) a catalog sales store except of merchandise which Tenant is permitted to sell over-the counter. Tenant shall not advertise that it sells products or services at “discount”, “cut-price” or “cut-rate” prices. Tenant shall not (a) permit any objectionable or unpleasant odors to emanate from the Premises, or odors perceptible in other premises; (b) place or permit any radio, phonograph, television, loudspeaker, amplifier, or any other medium that might constitute a nuisance on the roof or outside the Premises or where the same can be seen or heard from outside the building or in the Shopping Center; (c) place an antenna, awning or other projection on the exterior of the Premises; (d) solicit business or distribute leaflets or other advertising material in the Shopping Center (including, without limitation, placing leaflets, fliers, stickers or the like on vehicles parked at the Shopping Center) unless approved by Landlord; (e) use flashing lights, strobe lights or search lights that are visible inside or outside of the Premises; or (f) take any other action which in the exclusive judgment of Landlord would constitute a nuisance or would disturb or endanger other Tenants of the Shopping Center or unreasonably interfere with their use of their respective premises; (g) use or permit the use of any portion of such space for any unlawful purpose; (h) permit any vibration or noise caused by a mechanical apparatus or otherwise to be transmitted beyond the Premises; (i) conduct any type of activity which is not considered appropriate for shopping centers conducted in accordance with good and generally accepted standards of operation; (j) use, or permit to be used, any covered walkways or sidewalks for the sale or display of any merchandise or for any other business, occupation or undertaking; (k) use flashing lights, strobe lights or search lights that are visible inside or outside of the Premises; or (1) do anything which would tend to injure the reputation of the Shopping Center.

Section 7.3     Care of Premises. Tenant shall take good care of the Premises and shall, to the best of Tenant’s ability, keep the Premises and all sidewalks, serviceways and loading areas adjacent to the Premises clean and free from waste, and shall maintain the Premises and conduct all business therein in accordance with this Lease and all federal, state and local laws, regulations and ordinances and lawful directions of proper police officials. Tenant will store all trash and garbage within the area designated by Landlord for trash pickup and removal, in receptacles of the size, design and color from time to time prescribed by Landlord. Tenant shall not park trucks or delivery vehicles so as to unreasonably interfere with the use of any driveways, walks, roads, highways, streets, malls, parking areas or other areas nor shall Tenant suffer or permit any other use thereon to unreasonably interfere with the use of any driveways, walks, roads, highways, streets, malls, parking areas or other areas. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas from time to time prescribed by Landlord. Landlord may, at its sole option, arrange for collection of all trash and garbage and, should Landlord exercise such election, the cost thereof will be deemed an Operating Cost. Subject to Landlord’s approval rights set forth in Section 9.1 hereof, Tenant agrees to refurbish the interior of the Premises as reasonably deemed necessary in Landlord’s reasonable discretion.

Section 7.4     Hazardous Waste. The term “Hazardous Substances”, as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use or storage of which is restricted, prohibited, regulated or penalized by an “Environmental Law”, which term shall mean any federal, state, or local law or ordinance relating to pollution or protection of the environment.

(a     Tenant hereby agrees that Tenant will not permit or suffer any Hazardous Substances to be brought into the Premises and Tenant shall comply with all Environmental Laws. If any such Hazardous Substance is so brought or found located in or on the Premises, the same shall be immediately removed by Tenant, at Tenant’s sole expense, in compliance all Environmental Laws. If Tenant shall, by act or omission, breach any of its obligations under this Section 7.4, Tenant agrees to indemnify and hold harmless Landlord from any and all claims, demands, actions, liabilities, causes, damages, losses and obligations of any nature (including, without limitation, attorneys’ fees and litigation costs) arising from or as a result thereof. The foregoing indemnification shall survive the expiration or earlier termination of this Lease.

(b     Landlord shall be responsible for any Hazardous Substances existing in the Shopping Center, the Shoppes and the Premises prior to the date of this Lease or introduced onto the Shopping Center, the Shoppes or the Premises by Landlord, its agents, officers, employees, or assigns at any time. Landlord shall, and does hereby, indemnify, protect, defend and hold harmless Tenant, Tenant’s members and their respective partners and agents against and from any and all claims, damages, liabilities, obligations, losses, causes of action, costs and expenses (including, but not limited to, reasonable attorneys’ fees and court costs) suffered or incurred by any or all of the indemnified parties and arising from or as a results of any breach or default of Landlord in the performance of any of its obligations under this Section. If Tenant is unable to open for business or, after having opened, cannot operate its business in the Premises due to the presence of Hazardous Substances in the Premises, the Shoppes or the Shopping Center and such Hazardous Substances are the result of Landlord’s, its agents’, officers’, employees’, or assigns’ acts or omissions in violation of this Lease, then Tenant’s obligations to open shall be delayed until such Hazardous Substances are remediated so that Tenant is able to open for business or, after having opened, can then operate its business in the Premises, and all rents and charges due under the Lease shall abate until Tenant is able to open or reopen for business in the Premises. If such Hazardous Substances introduced onto the Shopping Center, the Shoppes or the Premises by Landlord, its agents, officers, employees, or assigns are discovered prior to the Commencement Date, then the period within which Tenant is required to complete its work in the Premises shall be deferred until such Hazardous Substances are remediated so that Tenant is able to open for business.

Section 7.5     Insurance Requirements; Compliance with Applicable Laws. Tenant shall not, without Landlord’s prior written consent, keep anything within the Premises for any purpose or use the Premises in a manner which causes an increase in the insurance premium cost or invalidates any insurance policy carried on the Premises, the Shoppes or other part of the Shopping Center. Tenant shall obtain all permits and licenses required for its operations and the transaction of business in the Premises and shall otherwise comply with all applicable laws, ordinances and governmental regulations, as well as all other covenants and restrictions of record, affecting the Premises, and the conduct of business therein by Tenant.

Section 7.6     Radius Restriction. Tenant agrees that during the Term of this Lease neither Tenant nor any person, firm or corporation, directly or indirectly controlling, controlled by or under common control with Tenant (and also, in the event Tenant is a corporation, if any officer or director thereof or shareholder owning more than twenty percent (20%) of the outstanding stock thereof, or parent, subsidiary or related or affiliated corporation) shall directly or indirectly operate, manage, conduct or have any interest (as equity owner, debt financier, franchisor or otherwise) in any commercial establishment engaged in a use substantially similar to Tenant’s permitted use as set forth in Section 1.1(n) hereof, within a radius of two (2) miles of the Shopping Center (measured from the closest perimeter of the Shopping Center).

Section 7.7     Other Tenants. Landlord reserves the absolute right to enter into such other leases or leases and tenancies in the Shopping Center as Landlord shall determine in the exercise of its sole discretion. Except as expressly provided herein, the use permitted herein is not a use granted exclusively to Tenant and Landlord reserves the right to lease other premises in the Shopping Center to others for the same or a similar permitted use. Tenant further acknowledges and agrees that it is not relying on the fact, nor does Landlord represent, that any specific tenant, tenant or occupant or number of tenants, tenants or occupants, or types of tenants, tenants or occupants shall during the Lease Term occupy any space in the Shopping Center, or that Tenant will be granted any such exclusive rights. Notwithstanding the foregoing, Landlord hereby covenants that for so long as Tenant is operating in the Center and is not in default under the terms of this Lease beyond any applicable cure period, the Shoppes shall be subject to the restrictions set forth at Exhibit F attached hereto.

ARTICLE VIII. MAINTENANCE AND REPAIR OF PREMISES.

Section 8.1     Maintenance and Repair by Landlord. Subject to Landlord’s right to receive certain costs under Section 6.2, Landlord shall keep the following components of the Premises in good repair, ordinary wear and tear excepted: the foundation, the exterior walls (except store fronts, plate glass windows, doors, door closure devices, window and door frames, molding, locks and hardware and painting or other treatment of interior walls), structural supports, columns, load-bearing walls, retaining walls, slab floor, roof, roof supports, gutters, downspouts, common utility systems up to the point of entry to the Premises, and canopy (if provided by Landlord). Any repairs required to be made by Landlord hereunder which are occasioned by the act or negligence of Tenant, its agents, employees, tenants, assignees, licensees, concessionaires and/or invitees, shall be paid for by Tenant upon demand to the extent not covered by net insurance proceeds paid to Landlord therefor. Landlord shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after delivery of written notice from Tenant of the need for such repair.

Section 8.2     General Maintenance and Repair by Tenant. Tenant shall at its sole cost and expense keep and maintain the Premises (including, without limitation, interior walls, store fronts, plate glass windows, doors, door closure devices, window and door frames, molding, locks and hardware and painting or other treatment of interior walls, and every part thereof to the demising lease lines, including, without limitation, floor coverings, utility meters, pipes and conduits, all plumbing, electrical and other utility fixtures, and all Tenant Fixtures) in good, clean and safe condition and shall, at its sole cost and expense, make all needed repairs and replacements thereto (including without limitation replacement of cracked or broken glass) unless such repairs and replacements are expressly required to be made by Landlord under the provisions of Section 8.1, Article XIII or Article XIV. Tenant shall install a grease guard, exhaust ducts, filters and all lines leading to the grease trap installed by Landlord, within or outside the Premises, as may be required by governing codes. Tenant shall be responsible for the cleaning and maintenance of the grease trap and shall furnish to Landlord a copy of a grease trap cleaning contract reasonably acceptable to Landlord, which shall provide that such grease trap shall be cleaned not less than quarterly; provided, Landlord specifically reserves the right to maintain and service any grease trap and to bill Tenant for the reasonable cost thereof in the event Tenant fails to maintain or repair the same within twenty-four (24) hours after telephonic notice from Landlord to Tenant of the need for any maintenance or repair thereto such amounts to be paid immediately upon demand. Tenant shall contract for pest control services on a quarterly basis, and shall furnish to Landlord a copy of such pest services contract on an annual basis. Tenant shall place and store Tenant’s garbage and refuse in containers which shall be kept in a self-contained area within the Premises. Tenant shall install a deodorizing system acceptable to Landlord for the purpose of eliminating odors emanating from the Premises within Tenant’s exhaust system for the kitchen or any other food preparation or cooking area, and to keep and maintain the same in a clean and sanitary condition and in good working order and repair. In the event gas is used in the Premises, Tenant agrees to install a proper gas cut-off valve. If Tenant shall fail to install any such devices referred to in this section and/or to subscribe to the servicing thereof, or maintain the same, all as required herein, Landlord shall have the right to enter upon the Premises to make such necessary installations, servicing or maintenance; and, upon demand, Tenant shall pay to Landlord, as Additional Rent, all charges incurred by Landlord in connection therewith, including any charges for overhead and administration. All replacements made by Tenant shall be of like size, kind, and quality to the items replaced as they existed when originally installed. Tenant shall repair all damages done in or by such replacement.

Section 8.3     HVAC Maintenance and Repair by Tenant. Maintenance, repair and replacement of the air conditioning, ventilating, and heating equipment shall be solely the responsibility of Tenant throughout the entire Term. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating, ventilating, and air conditioning (“HVAC”) systems and equipment within the Premises. The maintenance contractor and the contract must be approved by Landlord. Notwithstanding the foregoing terms of this Section, any maintenance, repair, and replacement of the air conditioning, ventilating, and heating equipment that is covered by Landlord’s warranties and/or guarantees associated with such equipment shall first be used to pay for such maintenance, repair, and replacement. Further notwithstanding the foregoing terms of this Section, in the event that the HVAC, or any major component thereof which has been properly maintained by Tenant, fails to operate as intended, and the repair and/or replacement thereof costs in excess of one thousand dollars ($1,000), Landlord shall perform such replacement work at Landlord’s expense. Landlord may subsequently charge Tenant, on an annual basis during the remaining term of this Lease, the amortized portion of such replacement work based on an amortization schedule that amortizes the value of such replacement over the expected useful life of such replaced item. For example, if the air-conditioning unit required replacement and had a cost of ten thousand dollars ($10,000) and a useful life of ten (10) years, Landlord could charge Tenant one thousand dollars ($1,000) per year during the remaining Lease Years in the term of this Lease.

ARTICLE IX. ALTERATIONS.

Section 9.1     Landlord Consent. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In each instance where an architect’s review is required and Landlord’s approval is required hereunder, Tenant shall reimburse Landlord for all reasonable out of pocket costs and expenses.

Section 9.2     Requirements for Construction of Alterations. All construction work done by Tenant within the Premises, including without limitation Tenant’s Work, shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and the requirements of any contract, deed of trust or other instrument to which Landlord may be a party or is otherwise bound, and in such manner as to cause a minimum of interference with other construction in progress, and with the transaction of business, in the Shopping Center. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all loss, liability, damage or expense resulting from such work and prior to commencement of any such work Tenant shall add Landlord as an additional insured under the required insurance policies and require any third parties to carry insurance in the amounts prescribed herein.

Section 9.3     No Warranty. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable laws, regulations, ordinances and other governmental requirements, and Tenant shall be solely responsible for ensuring all such compliance.

Section 9.4     Work by Tenant. The term “Tenant’s Work” shall mean any work performed by Tenant, whether work performed prior to the Commencement Date pursuant to the Working Drawings to be submitted to Landlord within forty-five (45) days following Lease execution, and approved by Landlord or work subsequent thereto. Prior to the commencement of any Tenant’s Work, including Tenant’s Initial Work, and until the completion of Tenant’s Work, Tenant shall maintain, or cause to be maintained, builder’s risk insurance on an “all risk” or “special form” coverage basis, covering (as additional insureds) Landlord, the Landlord Entities [as defined in Section 12.1], Landlord’s mortgagees and master lessors (if any), Landlord’s agents and beneficiaries, Landlord’s architect, Landlord’s contractors and/or subcontractors, Tenant and Tenant’s contractors and/or subcontractors as their interests may appear, upon all Tenant’s Work in place or in progress, and all materials stored at the site of Tenant’s Work and all materials, equipment, supplies and temporary structures of all kinds incidental to Tenant’s Work and builder’s machinery, tools and equipment, all while forming part of, or contained in, such improvements or temporary structures while on the Premises or when adjacent thereto while on the Shopping Center, drives, sidewalks, streets or alleys, all in the full replacement cost thereof at all times. Also, whenever Tenant shall undertake any alterations, additions, improvements or other work in, to or about the Premises, including, without limitation, Tenant’s Work, Tenant’s insurance must extend to and include coverage for injuries to persons and damage to property arising in connection with such work, including without limitation liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require. In addition, Tenant shall require all contractors and subcontractors engaged in the performance of Tenant’s Work to effect, maintain and deliver to Tenant (with copies thereof to Landlord) certificates evidencing the existence of, prior to the commencement of Tenant’s Work and continuing through completion thereof, the following insurance coverages:

(a)       Commercial General Liability Insurance against bodily injury, including death resulting therefrom, with limits no less than One Million Dollars ($1,000,000.00) per occurrence, One Million Dollars ($1,000,000.00) with respect to personal injury and advertising injury liability and Two Million Dollars ($2,000,000.00) general aggregate including death, broad form property damage, completed operations and products liability (covering, without limitation, contractors’ or subcontractors’ contractual liability, and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy, any such contractor or subcontractor shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require). No exclusions shall exist for demolition, excavating, collapse, underground work and blasting. Completed operations coverage is to be continued for three (3) years for property damage after acceptance of work under contract.

(b)       Business Automobile Liability Insurance, including “non-owned” automobiles, against bodily injury, including death resulting therefrom, and property damage, to the limits of not less than One Million Dollars ($1,000,000.00) per accident covering owned, leased, hired and non-owned vehicles used by or on behalf of such contractors or subcontractors.

(c)       Workers’ Compensation Insurance in accordance with the laws of the state in which the Shopping Center is located, and Employer’s Liability Insurance, in the minimum amount of One Million Dollars ($1,000,000.00) with respect to each accident for bodily injury by accident, in the minimum amount of One Million Dollars ($1,000,000.00) in the aggregate for bodily injury by disease and in the minimum amount of One Million Dollars ($1,000,000.00) per employee in respect to bodily injury by disease, or such higher limit as may be required by law.

(d)       Excess general, business automobile and employers’ liability insurance coverage shall be provided on a following form basis, with not less than Two Million Dollars ($2,000,000.00), each occurrence.

(e)       To the extent not included in the builder’s risk insurance policy obtained pursuant to this Section 9.4, “all risk” or “special form” property insurance covering all materials, supplies, equipment, apparatus and any other property of the contractor or subcontractor located, used or stored at the Premises, for the full replacement cost of said items regardless of cause or peril.

(f)       The policies described in this Section 9.4 shall (i) name Landlord, Landlord’s mortgagees and master lessors (if any) and the Landlord Entities as additional insureds [except this clause (i) shall not apply to workers’ compensation policies and employer’s liability policies]; (ii) be endorsed so that such policies are primary and non-contributory; (iii) include a waiver or permit an express waiver of any right of subrogation in favor of Landlord, the Landlord Entities, Landlord’s mortgagees and master lessors (if any), Landlord’s agents and beneficiaries, Landlord’s architect, Landlord’s contractors or subcontractors, as their interests may appear; (iv) be issued by insurance companies authorized to do business in the state in which the Shopping Center is located and having a rating of not less than “A X” by A.M. Best Insurance Reports; (v) provide, and any certificate evidencing the existence of each insurance policy shall certify that, unless Landlord receives thirty (30) days’ prior written notice [or at least ten (10) days’ prior written notice of such cancellation or termination due to non-payment of premiums]: (1) the insurance policy shall not be canceled and shall continue in full force and effect and (2) no material changes may be made in the insurance policy; (vi) include a cross liability or severability of interests clause [except this clause (vi) shall not apply to workers’ compensation policies and employer’s liability policies]; and (vii) contain deductible limits no greater than ten thousand dollars ($10,000). “Insurance policy” as used in this subsection includes any extensions or renewals of the insurance policy. Tenant shall require that all contracts with contractors and subcontractors include a waiver of subrogation in favor of Landlord, the Landlord Entities, Landlord’s mortgagees and master lessors (if any), Landlord’s agents and beneficiaries, Landlord’s architect, Landlord’s contractors or subcontractors, as their interests may appear.

(g)       Tenant shall require that all contracts with contractors and subcontractors include a waiver of subrogation in favor of Landlord, the Landlord Entities, Landlord’s mortgagees and master lessors (if any), Landlord’s agents and beneficiaries, Landlord’s architect, Landlord’s contractors or subcontractors, as their interests may appear. Tenant shall timely obtain and deliver to Landlord a copy of all certificates and approvals with respect to work done and installations made by Tenant required for the issuance of a certificate of occupancy for the Premises. Tenant shall promptly repair, clean and restore to their prior condition all portions of the Shopping Center affected by any work of Tenant.

(h)       The stipulated limits of coverage in this Section 9.4 shall not be construed as a limitation of any potential liability to Landlord, and failure to deliver insurance certificates as required in this Section 9.4 to Landlord shall in no way be construed as a waiver of Tenant’s obligation to maintain, or cause to maintain, the insurance coverages provided in this Section 9.4.

ARTICLE X. LANDLORD’S RIGHT OF ACCESS; SIGNS.

Section 10.1     Landlord’s Right of Access. Upon reasonable prior notice, except in cases of emergency when no notice shall be required, Landlord shall have the right to enter upon the Premises at any reasonable time for the purpose of inspecting the same, or of making repairs to the Premises, or of making repairs, alterations or additions to adjacent premises, or, during regular business hours, of showing the Premises to prospective purchasers, lessees or lenders. During the period that is ninety (90) days prior to the end of the Lease Term, and at any time Tenant is in Default hereunder, Landlord shall have the right to erect on the Premises signs indicating that the Premises is available for Lease.

Section 10.2     Restrictions on Signs. Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed: (a) make any changes to or paint the store front; (b) install any exterior lighting, decorations or paintings; or (c) erect or install any signs, banners, canopy, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. Notwithstanding the foregoing, Tenant intends to install on the building exterior a prototype storefront lighted sign using Tenant’s business logo and will submit the design of the sign for Landlord’s approval prior to the Commencement Date. Tenant shall not place, erect or maintain on the doors, any exterior surface, or in any vestibule any sign, lettering, declaration or advertising except as permitted herein. All signs, decorations and advertising media shall conform in all respects to local ordinances as well as any criteria and/or guidelines established by Landlord for the Shopping Center from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance. All signs shall be insured and maintained by Tenant in good condition and in proper operating order at all times. If any damage is done to Tenant’s sign, Tenant shall commence to repair same within five (5) days or Landlord may, at its option, repair same at Tenant’s expense. If Landlord constructs a pylon sign or a monument sign for the use by the tenants of the Shopping Center or if a pylon sign presently exists and space is currently available thereon or becomes available in the future, Tenant shall have the right, at Tenant’s option and Tenant’s cost, to be named on the pylon or monument sign subject to availability, without rental cost.

Section 10.3     Installation and Removal of Signs. Tenant agrees to have all signs erected and/or installed and fully operative on or before the Commencement Date of this Lease, subject to Landlord’s prior approval thereof as set forth in Section 10.2 above. Upon Tenant’s vacating the Premises, or the removal or alteration of its sign for any reason, Tenant shall be responsible for the repair, painting, and/or replacement of the building fascia surface where signs are attached.

ARTICLE XI. UTILITIES.

Section 11.1     Tenant’s Responsibilities. Tenant shall be solely responsible and shall promptly pay all charges for electricity, water, gas, telephone service, sewage service and other utilities furnished to the Premises (provided, however, that to the extent provided in Exhibit C-1, Landlord shall install all required meters and Landlord shall be responsible for payment of any tapping and other similar assessments made in connecting the Premises to such utilities) and shall promptly pay any maintenance charges therefor. If any utilities are not separately metered, Tenant will pay to Landlord its Proportionate Share for such charges.

Section 11.2 Interruption of Service. Landlord shall not be liable to Tenant for abatement of Rent as a result of, or for any other loss or damages whatsoever occurring in connection with, any interruption or failure whatsoever in utility services, unless as a result of Landlord’s negligence, intentional misconduct, willful acts, or failure to perform Landlord’s responsibilities as outlined herein, and Tenant shall comply with all terms and provisions of this Lease notwithstanding any such failure or interruption.

ARTICLE XII. INSURANCE.

Section 12.1     Tenant’s Insurance. Tenant, at Tenant’s sole cost and expense, shall obtain and maintain for the Term of this Lease, insurance policies providing the following coverage: (i) “all risk” or “special form” property insurance for the Tenant Fixtures (as defined in Section 20.1) and merchandise and other contents, for the full replacement cost of said items, (ii) “all risk” property or “special form” insurance business interruption coverage on a one hundred percent (100%), twelve (12) month actual loss sustained basis, (iii) all perils included in the classification “all-risk property insurance coverage” or “special causes of loss” under insurance industry practices in effect from time to time in the jurisdiction in which the Shopping Center is located, and which shall include, but not necessarily be limited to, coverage against wind and flood (if required); (iv) plate glass insurance, (v) commercial general liability insurance (covering, without limitation, Tenant’s contractual liability under this Lease, and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy, Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require) naming Landlord, the Landlord Entities and any mortgagees and master lessors as additional insureds, which policy is to be in the minimum amount of One Million Dollars ($1,000,000.00) per occurrence, in the minimum amount of Two Million Dollars ($2,000.000.00) in the aggregate, in the minimum amount of One Million Dollars ($1,000,000.00) with respect to personal injury and advertising injury liability, and in the minimum amount of One Million Dollars ($1,000,000.00) with respect to property damage, (vi) product liability insurance for merchandise offered for sale or rental from the Premises, including (if this Lease covers Premises in which food and/or alcoholic beverages are sold and/or consumed) liquor liability coverage and if food and/or beverages are sold and/or consumed, coverage for liability arising out of the consumption of food and/or alcoholic beverages on or obtained at the Premises, of not less than Two Million Dollars ($2,000,000.00) per occurrence for personal injury and death and property damage, which shall name Landlord, the Landlord Entities, and any mortgagees and master lessors as additional insureds, (vii) workers’ compensation insurance coverage in accordance with the laws of the Commonwealth of Pennsylvania and employer’s liability insurance in the minimum amount of One Million Dollars ($1,000,000.00) with respect to each occurrence of bodily injury by accident, the minimum amount of One Million Dollars ($1,000,000.00) in the aggregate for bodily injury by disease and the minimum amount of One Million Dollars ($1,000,000.00) per employee in respect to bodily injury by disease, (viii) business automobile liability insurance, including “non-owned” automobiles, against bodily injury, including death resulting therefrom, and property damage, to the limits of not less than One Million Dollars ($1,000,000.00) per accident covering owned, leased, hired and non-owned vehicles used by or on behalf of Tenant, (ix) excess general, business automobile and employer’s liability insurance with limits not less than Two Million Dollars ($2,000,000.00) per occurrence, and (x) “all risk” or “special form” builder’s risk insurance in accordance with the provisions of Section 9.4. Both business automobile and excess liability policies shall name Landlord, the Landlord Entities, and any mortgagees and master lessors as additional insureds. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant’s insurance coverages, shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease. With respect to each and every one of the insurance policies herein required to be procured by Tenant, before the earlier of the commencement of Tenant’s Work and the date Tenant takes possession of the Premises, and before any such insurance policy shall expire, Tenant shall deliver to Landlord a duplicate original or certified copy of each such policy or a certificate of the insurance, certifying that such policy has been issued, providing the coverage required by this Section and containing provisions specified herein, together with evidence of payment of all applicable premiums. In the event that Tenant shall fail promptly to furnish evidence of any insurance coverage, Landlord, at its sole option, may obtain the required insurance as set forth in Section 18.5 on Tenant’s behalf, at Tenant’s expense, and issue Tenant an invoice for all costs incurred.

Without limiting the foregoing, the “Landlord Entities” (which are defined as the following Landlord affiliated entities, and/or such other entities as Landlord may designate by notice to Tenant from time to time, including without limitation, Landlord’s lender), shall be additional insureds under clauses (v), (vi), (viii) and (ix):

Springfield Shoppes Associates, LP
375 Southpointe Boulevard, Suite 410
Canonsburg, Pennsylvania 15317

Horizon Properties Group, LLC
375 Southpointe Boulevard, Suite 410
Canonsburg, Pennsylvania 15317

Section 12.2 Tenant Policy Requirements.

(a)       The policies described in this Article 12 required to be procured and maintained by Tenant shall: (i) be evidenced by an insurance certificate reasonably acceptable to Landlord in form and content, (ii) include a waiver or permit an express waiver of any right of subrogation by the insurance company in favor of Landlord, the Landlord Entities, Landlord’s agents and beneficiaries, and mortgagees and master lessors, (iii) provide that, and any certificate evidencing the existence of each insurance policy shall certify that, unless Landlord receives thirty (30) days’ prior written notice [or at least ten (10) days’ prior written notice of such cancellation or termination due to non-payment of premiums]: (1) the insurance policy shall not be canceled and shall continue in full force and effect, and (2) no material changes may be made in the insurance policy, (iv) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or the Landlord Entities may carry, (v) include a cross-liability or severability of interests clause [except this clause (v) shall not apply to workers’ compensation policies and employer’s liability policies], (vi) be issued by insurance companies reasonably satisfactory to Landlord, authorized to do business in the state in which the Shopping Center is located and having a rating of not less than “A X” by A.M. Best Insurance Reports, (vii) name Landlord, the Landlord Entities, and Landlord’s mortgagees and master lessors (if any) as additional insureds, as their respective interests may appear [except this clause (vii) shall not apply to workers’ compensation policies and employer’s liability policies], and (viii) contain deductible limits no greater than ten thousand dollars ($10,000). “Insurance policy” or “policy,” as used in this subsection, includes any extensions or renewals of the insurance policy.

(b)       Tenant shall not do or permit to be done any act which will invalidate or be in conflict with Landlord’s insurance policies covering the Shopping Center or any other insurance referred to in this Lease, or cause an increase in the premiums of any of Landlord’s insurance policies. Tenant will promptly comply with all rules and regulations relating to such policies. If any act or omission of Tenant, its agents, employees or contractors causes an increase in Landlord’s insurance premiums or results in other increased costs to Landlord in connection with Landlord’s insurance policies, then Tenant shall reimburse Landlord on demand as additional rent the amount of any costs or increased premiums.

(c)       In addition, Tenant shall require all contractors and subcontractors engaged in the performance of any alterations, repairs, additions or improvements for or on behalf of Tenant to effect, maintain and deliver to Tenant (with copies thereof to Landlord) certificates evidencing the existence of, prior to the commencement of such and continuing through completion thereof, the insurance coverages provided in Section 9.4 of this Lease.

(d)       Insurance required under this Lease may be carried under a blanket policy covering the Premises and other locations of Tenant, on a per location basis, provided that the coverage required is at all times in effect.

(e)       In furtherance of Landlord’s rights set forth in Section 14.1(c)(2), Tenant hereby presently and irrevocably assigns to Landlord any insurance proceeds now and in the future payable to Tenant pursuant to Section 12.1(i) to the extent relating to Tenant Fixtures that belong or will belong to Landlord in accordance with Sections 20.1, and Tenant agrees to pay to Landlord any and all insurance proceeds received by Tenant relating to such Tenant Fixtures immediately upon receipt of any such proceeds. This provision shall survive expiration or termination of the Lease.

Section 12.3     Cost of Landlord’s Insurance. Tenant agrees to pay its Proportionate Share of Landlord’s cost of the property and liability insurance carried by Landlord from time to time with respect to the Shopping Center (including, without limitation, all buildings, other improvements and the Common Area), with such coverages (at Landlord’s option, including coverage against earthquake and flood) and in such amounts as Landlord deems necessary or desirable (the foregoing is hereinafter collectively referred to as “Insurance”). During each month of the Term, together with the payment of Minimum Guaranteed Rental, Tenant shall make a monthly payment to Landlord equal to one twelfth (1/12) of its Proportionate Share of the Insurance on the Shopping Center which will be due and payable for that particular year. If, following Landlord’s receipt of the actual insurance premiums for a calendar year, Landlord determines that Tenant’s total Insurance payments differ from Tenant’s actual Proportionate Share of the Insurance on the Shopping Center, then, as appropriate, Tenant shall pay to Landlord upon demand the difference, or Landlord shall retain such excess and credit it to Tenant’s future Insurance payments, except that in the case of the last Lease Year of the Term, Landlord shall promptly refund such excess to Tenant. Tenant shall have no interest in or claim to any portion of the proceeds of Insurance maintained by Landlord in this Lease.

ARTICLE XIII. NON-LIABILITY FOR CERTAIN DAMAGES.

(a)       Tenant hereby indemnifies and agrees to hold harmless Landlord, Landlord’s officers, directors, members, partners, employees, advisors, beneficiaries, agents, the Landlord Entities, the members, shareholders, and other owners of direct or indirect interest in any of the Landlord Entities, and any mortgagee and master lessor of the Shopping Center (collectively, the “Protected Parties”), from and against any and all claims, actions, losses, liabilities, damages, costs and expenses (including but not limited to attorneys’ fees) that arise within the Premises or that arise from or in connection with (i) Tenant’s possession, use, occupation, management, repairs, maintenance or control of the Premises, or any portion thereof, (ii) any act, omission or negligence of Tenant, its employees, agents, contractors, licensees, or invitees, (iii) any violation, breach, non-performance or Default of any provision of this Lease by Tenant; (iv) result from injury to person or property or loss of life sustained in the Premises; (v) any damage or injury to person or property in or about the Shopping Center which may result, directly or indirectly, from the construction of any Tenant Fixtures; (vi) for any damage to any Tenant Fixtures or property, merchandise or personal property of Tenant, and any injury to any person in the Premises, by or from any cause whatsoever, including, without limitation, rain or water leakage of any type from the roof, windows, water lines, sprinkler or heating and air conditioning equipment, walls, basement, pipes, plumbing works or appliances, gas, fire, oil, electricity, theft unless caused by the gross negligence or deliberate acts of the Landlord; or, (vii) Tenant’s failure to comply with any and all Laws applicable to the use of the Premises and its occupancy as required in this Lease. Tenant shall, at its own cost and expense, defend any and all actions, claims, suits and proceedings which may be brought against any of the Protected Parties with respect to the matters described in this Section 13(a). Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees that are entered against any of the Protected Parties with respect to the matters described in this Section 13(a). Notwithstanding the foregoing, any Protected Party shall have the right, in its sole discretion, to defend or move to intervene in any action to protect its interest. Should any Protected Party elect to defend or to intervene, Tenant shall continue to hold harmless the Protected Party and shall pay all reasonable costs, expenses and attorneys’ fees incurred or paid by the Protected Party in connection with the action.

(b)       Tenant and all those claiming by, through or under Tenant shall store their property in and shall occupy and use the Premises and any improvements therein and appurtenances thereto and all other portions of the Shopping Center solely at their own risk and Tenant and those claiming by, through or under Tenant hereby release Landlord, to the full extent permitted by law, from all claims of every kind, including loss of life, personal or bodily injury, damage to the Tenant Fixtures and Tenant’s merchandise and other contents, or damage to business or for business interruption claims arising directly or indirectly out of or from or on account of such occupancy and use resulting from any present or future condition or state of repair thereof.

(c)       Except with respect to any damages resulting from Landlord’s gross negligence or intentional acts, Landlord shall not be liable to Tenant for, and Tenant hereby releases the Protected Parties of and from, any damage, loss, compensation, accident, or claims arising out of (a) necessary repair of the Shopping Center; (b) any interruption of Tenant’s use of the Premises; (c) the use or operation of any elevators, heating, cooling, electrical or plumbing equipment; (d) the termination of this Lease by reason of the destruction of the Premises; (e) any fire, robbery, theft, or any other casualty; (f) any leakage in any part or portion of Premises or the Shopping Center; (g) any water, wind, rain or snow that may leak into, or flow from part of the Premises or the Shopping Center; (h) any acts or omissions of any other tenant in the Shopping Center; (i) any explosion, casualty, utility failure or malfunction, or falling objects; (j) the bursting, stoppage or leakage of any pipes, drains, conduits, appliances or plumbing works; (k) any defects, latent or otherwise, in any buildings or improvements in the Shopping Center or any of the equipment, machinery, utilities, appliances or apparatus therein; or (1) any latent defect or gross negligence in the occupancy, construction, operation or use of any buildings or improvements in the Shopping Center, including the Premises, or any of the Tenant Fixtures, machinery, appliances or apparatus therein.

(d)       As part of Landlord’s and Tenant’s respective analysis and allocation of actual and potential risk and liability under this Lease, Tenant and Landlord expressly recognize and specifically agree to each and all of the following provisions in this Section 13(e), and that each and all of the provisions in this Section 13(e) shall be superior to any other provisions of this Lease, notwithstanding anything whatsoever to the contrary. There shall be no personal liability to Landlord, the Landlord Entities and any mortgagee and master lessor of the Shopping Center, Landlord’s officers, partners, members, advisors, employees, shareholders, agents, beneficiaries, or any successor in interest with respect to any provisions of this Lease, or amendments, modifications or renewals hereof. Tenant shall look solely to the then owner’s equity in the Premises for the satisfaction of any remedies of Tenant in the event of a breach by Landlord of any of its obligations hereunder. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only (i) out of the net proceeds of sale received upon levy against the right, title and interest of Landlord in the Shopping Center, and/or (ii) to the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the property of which the Premises is a part. Further, in the event the owner of Landlord’s interest in this Lease is at any time a partnership, joint venture or unincorporated association, Tenant agrees that the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord’s obligations hereunder, for any default by Landlord, or for any other claim arising from or in connection with the Lease or otherwise.

(e)       Landlord hereby agrees to indemnify and hold Tenant harmless from liability and expense resulting from bodily injuries, including death, or from injury to or destruction of tangible property occurring in the Common Areas of the Shopping Center, if caused by the grossly negligent or intentional act or omission of the Landlord, its contractors, agents, employees, or licensees. Tenant shall promptly inform Landlord of (and provide copies of written materials concerning) any claim made to or received by Tenant of injury to person or injury to or destruction of tangible property occurring in the Common Areas.

ARTICLE XIV. DAMAGE BY CASUALTY.

Section 14.1     Continuation or Termination of Lease.

(a)       Landlord or Tenant may terminate this Lease upon written notice to the other party under the following circumstances: (1) more than twenty-five percent (25%) of the square footage of the Premises is damaged by fire or other casualty during the last three (3) years of the Lease Term and the cost of repair, in Landlord’s estimate, exceeds Twenty-Five Thousand Dollars ($25,000.00); (2) Landlord is unable to rebuild any damaged portion of the Shopping Center because it cannot obtain required governmental approval to rebuild; (3) more than thirty-five percent (35%) of the square footage of the Shopping Center is damaged by fire or other casualty; or (4) all or part of the Shopping Center is damaged by the occurrence of a risk not covered by the insurance required under Article 12.

(b)       Should either party choose to terminate this Lease pursuant to this section, it shall give written notice to the other within ninety (90) days after the damage occurs or Landlord determines it cannot obtain governmental approval to rebuild, whichever is later.

(c)       Upon termination of the Lease pursuant to this section: (1) the entire proceeds of the insurance provided for in Section 12.3 shall be paid by the insurance company or companies directly to Landlord and shall belong to Landlord; (2) the portion of the proceeds of the insurance provided for in Section 12.1(i) that is allocable to the Tenant Fixtures and that belong to the Landlord upon the termination of this Lease under the terms of the Lease shall be paid by the insurance company or companies directly to Landlord and shall belong to Landlord, and any balance of the proceeds shall be paid to Tenant; and (3) Landlord and Tenant shall be relieved from any and all further liability or obligation accruing under this Lease after the date of the termination.

(d)       If Landlord decides to repair the Premises and is unable to complete same within one hundred eighty (180) days after the date of the casualty event, Tenant may terminate this Lease which will be effective thirty (30) days after sending written notice of such termination to Landlord.

Section 14.2 Reconstruction and Rent Abatement.

(a)       If fire or other casualty damages all or any portion of the Premises and Landlord elects not to terminate this Lease, then Landlord shall repair the damage to the core and shell (and not within the scope of the Tenant Fixtures) to the extent of available insurance proceeds, promptly upon receipt of the insurance proceeds. During the time the Premises is being repaired, all Rent (which shall be used in this Article 18 to refer to Minimum Guaranteed Rental, Tenant’s Proportionate Share of Operating Costs, Tenant’s Proportionate Share of Taxes, Tenant’s Proportionate Share of Insurance, Tenant’s Marketing/Promotion Fund Charge, Additional Rent and all other charges payable by Tenant to Landlord under the Lease) shall be reduced in proportion to the floor area of the Premises rendered unusable; provided, however, if Tenant reasonably determines that it cannot operate its business in the Premises due to damage that amounts to fifty percent (50%) or greater of the Premises and Tenant does not so operate, then all such Operating Costs, Rent and other charges listed above, shall abate in full, until such time as Landlord has completed its repair. Resumption of full payment of Rent shall occur, and Tenant shall be obligated to reopen all of the Premises for business, by the sixtieth (60th) day after Landlord notifies Tenant that the Premises have been repaired. If Tenant opens at an earlier time in the damaged area or remains open in the damaged area, then there shall be no reduction in Rent for those days Tenant is open in the damaged area.

(b)       If this Lease is not terminated pursuant to this Article 14, Tenant shall, irrespective of the amount of actual insurance proceeds available or paid to Tenant, repair and reconstruct the Tenant Fixtures to at least the condition existing immediately prior to the damage, or (if comparable or better in nature and quality, and if approved by Landlord in accordance with the provisions of this Lease and Exhibit C-2 concerning approval of Tenant designs for initial construction and alterations) to Tenant’s then-current national prototype standards. In such event, Tenant shall commence repairs within ten (10) days following Landlord’s notice to Tenant that Landlord’s repairs to the Premises have been completed as set forth in Section 14.2(a) above and shall diligently pursue the completion of the repairs and cause them to be completed as soon as possible, but in any event within thirty (30) days following the substantial completion of any of Landlord’s repair work. In making repairs or reconstruction, Tenant, at its expense, shall comply with all laws, ordinances and governmental rules or regulations, shall perform all work or cause such work to be performed with due diligence and in a first-class manner, and shall obtain all necessary permits.

(c)       Tenant shall ensure that anyone repairing Tenant’s improvements to the Premises shall do so in accordance with Tenant’s plans and specifications originally approved by Landlord pursuant to Exhibit C-2 and in accordance with subsequent working drawings and specifications previously approved by Landlord, or, at Tenant’s election, with new drawings prepared by Tenant and approved in writing by Landlord.

(d)       Landlord shall not be required to repair or replace the Tenant Fixtures or Tenant’s merchandise or other contents. Except as provided in this Article 14, Landlord shall not be liable or obligated to Tenant by reason of any fire or other casualty damage to the Premises, or any damages suffered by Tenant or the deprivation of Tenant’s possession of all or any part of the Premises.

Section 14.3 Waiver of Subrogation. Each party agrees that with respect to any losses covered by, or required to be covered by, property insurance under the terms of this Lease, other than those losses caused by the other party’s gross negligence or intentional acts, each party hereby waives and releases the other, its officers, directors, employees and agents, from any and all claims and liability or responsibility with respect to such losses, including losses arising out of the inability to conduct business. Each party further agrees that its insurance companies shall have no right of subrogation against the other on account of this release.

ARTICLE XV. EMINENT DOMAIN.

Section 15.1     All of Premises Taken. If the whole of the Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of Eminent Domain or by private purchase in lieu thereof, this Lease shall terminate, effective on the date physical possession is taken by the condemning authority, and the Rent shall be paid up to that day with a proportionate refund by Landlord of such Rent as may have been paid in advance for a period subsequent to the date of the taking.

Section 15.2     Partial Taking. If fifty percent (50%) or more of the Premises shall be taken or condemned by any competent government authority, then either party may elect to terminate this Lease by giving notice to the other party not more than sixty (60) days after the date of which such title shall vest in the authority. Also, if the parking facilities are reduced below the minimum parking requirements imposed by the applicable authorities, either party may elect to terminate this Lease by giving the other party notice within one hundred twenty (120) days after such taking. In addition, if the leases of tenants occupying more than fifty percent (50%) of the leasable area of the Shopping Center terminate pursuant to an act of eminent domain, either party may terminate this Lease by providing sixty (60) days’ written notice to Tenant. In the event of any taking under the power of eminent domain which does not so result in a termination of this Lease, the Minimum Guaranteed Rental and all other Rent payable hereunder based upon the square footage of the Premises shall be reduced, effective on the earlier of the date the condemning authority grants the condemnation award or the date the condemning authority acquires possession, in the same proportion which the floor area of the portion of the Premises taken bears to the floor area of the entire Premises prior to the taking. Landlord shall promptly at its expense restore the portion of the Premises not so taken to as near its former condition as is reasonably possible, except that (a) Tenant shall be required to utilize any awards received for any Tenant Fixtures, as referenced in Section 15.5, for the restoration of those Tenant Fixtures, (b) Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken, less any amount paid to Landlord’s mortgagee from such award, and (c) this Lease shall continue in full force and effect.

Section 15.3 Temporary Taking. Notwithstanding anything to the contrary in this article, the requisitioning of all or any part of the Premises by military or other public authority because of a temporary emergency or other circumstance shall only constitute an act of eminent domain when the use by the requisitioning authority is expressly provided to continue, or has continued, for a period of more than one hundred and eighty (180) days. If, after 180 days, this Lease is not terminated under Section 15.2, then for the duration of any period of use of the Premises by the requisitioning authority, all the terms and provisions of this Lease shall remain in full force and effect, except that the Minimum Guaranteed Rental shall be reduced in the same proportion that the leasable area of the Premises requisitioned bears to the total leasable area of the Premises. Landlord shall be entitled to any compensation paid by the requisitioning authority for the use and occupation of the Premises.

Section 15.4 Common Area Condemnation. If any part of the Common Area shall be taken as aforesaid, this Lease shall not terminate, nor shall the Rent payable hereunder be reduced; provided, however, either Landlord or Tenant may terminate this Lease if the area of the-Common Area remaining following such taking plus any additional parking area provided by Landlord in reasonable proximity to the Shopping Center shall be less than sixty percent (60%) of the area of the-Common Area immediately prior to the taking. Any election to terminate this Lease in accordance with this provision shall be evidenced by written notice of termination delivered to the other party within thirty (30) days after the date physical possession is taken by the condemning authority.

Section 15.5 Condemnation Award. In the case of any taking or condemnation, whether or not the term of this Lease shall cease and terminate, the entire award shall be the property of Landlord; (and Tenant hereby assigns its interest in any such award to Landlord); provided, however, Tenant shall be entitled to any statutory relocation award and any award as may be allowed for the Tenant Fixtures which under the terms of this Lease would not have become the property of Landlord; further provided, that any such award to Tenant shall not be in diminution of any award to Landlord as a result of such taking or condemnation. Tenant shall in no event be entitled to any award made for the value of the unexpired Term of this Lease.

Section 15.6 Shopping Center Condemnation. If premises aggregating fifty percent (50%) or more of the total Floor Area of the Shopping Center, or within the building in which the Premises are located, shall be taken by eminent domain, whether or not the Premises are so taken, then Landlord may elect to terminate this Lease by giving notice to Tenant not more than sixty (60) days after the date of which such title shall vest in the authority.

Section 15.7 Rent Apportionment. In the event of any act of eminent domain, Tenant’s Minimum Guaranteed Rental shall be reduced as of the date of vesting of title based on the proportion that the leasable area taken from the Premises bears to the entire leasable area of the Premises immediately prior to the vesture. Likewise, all additional rent under this Lease that is based on the leasable area of the Premises or the leasable floor area in the Shopping Center shall be adjusted accordingly.

Section 15.8 Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article.

Section 15.9 Tenant’s Right to Claim Additional Compensation. Notwithstanding the aforesaid, Tenant shall have the right, to the extent that the same shall not reduce Landlord’s award, to claim from the condemnor, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for damage to Tenant’s business (and/or business interruption) and fixtures (to the extent that funds therefor were not furnished by Landlord), the taking of Tenant’s tangible personal property, and/or for Tenant’s removal and relocation costs, if such claim can be made separate and apart from any award to Landlord and without prejudice to Landlord’s award.

ARTICLE XVI. ASSIGNMENT AND SUBLETTING.

Section 16.1     Generally. Tenant shall not assign or transfer all or any portion of its legal or equitable interest in this Lease or in the Premises, nor sublet all or any portion of the Premises, nor enter into any management or similar contract which provides for a direct or indirect transfer of operating control over the business operated in the Premises, nor mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises, nor cause or permit the transfer of a controlling interest in Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant recognizes that Landlord has entered into this Lease with Tenant for the purpose of obtaining for the Shopping Center the unique attraction of Tenant’s Trade Name and product line associated with Tenant’s business. Any assignment, sublease or other such transfer without Landlord’s prior written consent shall be voidable by Landlord and, at Landlord’s election, shall constitute an Event of Default of Tenant hereunder. The term “sublet” shall be deemed to include the granting of licenses, concessions, and any other rights of occupancy of any portion of the Premises.

Section 16.2     Permitted Transfers. For the purpose of this Section 16, Landlord’s consent will be deemed to have been given for any transfer of interests in Tenant if: (i) Tenant’s ownership, and any resultant change to controlling interest, is modified to include a minimum of seventy-five percent (75%), where Timothy Seivers remains President and Manager of the Tenant entity and operator of Tenant’s Premises, and/or (ii) Tenant’s limited liability company structure is changed to another structure (by way of example, from a limited liability company to a corporation) to maximize the tax benefits associated with federal and/or state regulations.

Section 16.3 Assignment by Landlord. In the event of the transfer or assignment by Landlord of its interest in this Lease and in the building containing the Premises to an assignee assuming Landlord’s obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant’s obligations hereunder may be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

ARTICLE XVII. TAXES.

Section 17.1     Personal Property and Fixtures. Tenant shall be liable for all taxes levied against personal property and any Tenant Fixtures placed by Tenant in the Premises. Tenant shall be liable for all sales or use tax levied in connection with Tenant’s activities in the Premises.

Section 17.2 Tax Payment. Tenant agrees to pay its Proportionate Share of all taxes, assessments and governmental or quasi-governmental charges of any kind and nature whatsoever levied or assessed against the Shopping Center, any other charges, taxes and/or impositions now in existence or hereafter imposed by any governmental authority based upon the privilege of renting the Premises and the fees, expenses and costs incurred by Landlord in contesting any such tax, fee, levy, assessment or charge (all of the foregoing being collectively “Taxes”). Taxes shall also be deemed to include any special taxing district assessment which is imposed in order to fund public or private facilities or transportation management or services for the area in which the Shopping Center is located. Tenant hereby waives and disclaims for itself and all third parties claiming through it, any and all rights and interest to any incentives, or the value of any real estate tax abatement or inducements or the like made or offered (either in the past or in the future) to Landlord by any state or local government agency, development authority, or otherwise in connection with the Premises. During each month of the Term, Tenant shall make a monthly payment to Landlord equal to one twelfth (1/12) of its Proportionate Share of the Taxes on the Shopping Center which will be due and payable for that particular year (the “Tax Payments”). Tenant authorizes Landlord to use the funds deposited with Landlord under this Section 17.2 to pay the Taxes levied or assessed against the Shopping Center. Each Tax Payment shall be due and payable at the same time and in the same manner as the time and manner of the payment of Minimum Guaranteed Rental. The initial monthly Tax Payment is based upon Tenant’s Proportionate Share of the Taxes on the Shopping Center for the fiscal tax year in which the Commencement Date is to occur, as estimated by Landlord in good faith, and the monthly Tax Payment is subject to increase or decrease as determined by Landlord to reflect accurately Tenant’s Proportionate Share of the Taxes. If following Landlord’s receipt of all tax bills for any fiscal tax year Landlord determines that Tenant’s total Tax Payments for such period differs from Tenant’s actual Proportionate Share of the Taxes on the Shopping Center, then, as appropriate, Tenant shall pay to Landlord the difference upon demand, or Landlord shall retain such excess and credit it to Tenant’s future Tax Payments, except that, as to the last Lease Year of the Term, Landlord shall refund such excess to Tenant. Any payment with respect to the real estate tax year in which this Lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full tax year as that part of such tax year covered by the Term bears to a full tax year.

ARTICLE XVIII. EVENTS OF DEFAULT AND REMEDIES.

Section 18.1 Events of Default by Tenant and Remedies. Each of the following events shall be an “Event of Default” or a “Default” by Tenant under this Lease, without notice from Landlord to Tenant or any right to cure the same on the part of Tenant unless specified below:

(a)       If Tenant shall fail to pay any installment of Minimum Guaranteed Rental, Additional Rent or any other amount payable to Landlord hereunder within five (5) days of the date it was due;

(b)       If Tenant shall fail to open for business, or to continuously operate its business, or if Tenant shall abandon, vacate, desert or destroy the Premises, or permit this Lease to be taken under any writ of execution; provided, however, that Tenant may close its business for up to five (5) days each Lease Year upon not less than thirty (30) days prior written notice to Landlord;

(c)       (i) If Tenant or any guarantor of Tenant’s obligations under this Lease shall become insolvent, or shall make a transfer in fraud of creditors; or (ii) if Tenant or Tenant’s Guarantor shall (a) make an assignment for the benefit of creditors, (b) file or acquiesce in a petition in any court (whether or not pursuant to any statute of the United States or of any State) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, (c) make an application in any such proceedings for or acquiesce in the appointment of a trustee, receiver or similar officer for it or all or any portion of its property, or (d) have been a “debtor” in any voluntary and/or involuntary bankruptcy proceeding on the date of execution of this Lease without having disclosed the same to Landlord in writing prior to such date; or (iii) if any petition shall be filed against Tenant or Tenant’s guarantor (whether or not pursuant to any statute of the United States or any State) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings and such proceedings shall not be dismissed, discontinued, or vacated within thirty (30) days after such petition is filed; or (iv) if in any proceedings, pursuant to the application of any party other than Tenant or Tenant’s guarantor in which neither of them acquiesce, a receiver, trustee or other similar officer shall be appointed for Tenant or Tenant’s guarantor or for all or any portion of the property of either and such receivership or trusteeship shall not be set aside within thirty (30) days after such appointment; or (v) if a receiver or Trustee shall be appointed for all of the Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations under this Lease;

(d)       If Tenant shall fail to perform any other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed within thirty (30) days after notice of such nonperformance; or if such failure is of such a nature that the curing thereof cannot reasonably be accomplished within thirty (30) days, then it shall be a default hereunder if Tenant should fail to commence to cure such nonperformance within thirty (30) days after notice thereof and to thereafter diligently pursue to completion;

(e)       If Tenant shall fail to perform any term, covenant, agreement or condition identified as part of Tenant’s Work on Exhibit C-2 hereto, or fail to require the performance of any such term, covenant, agreement or condition in any contract or other agreement with any contractor or subcontractor engaged in the performance of any of the Tenant’s Work.

(f)       The parties specifically agree that Tenant’s covenants to pay Rent or any other payments required of it hereunder are independent of all other covenants and agreements herein contained. The foregoing shall not be construed as a waiver of Tenant’s rights to assert any such claim in a separate action brought by Tenant against Landlord;

(g)       No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated will be deemed to be other than on account nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies:

A.       Terminate Tenant’s right to possession of the Premises and recover from Tenant, in addition to Landlord’s other remedies: (i) the worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which any unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which any unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of repairing the Premises and reasonable attorneys’ fees; plus (v) at Landlord’s election, such other amounts in addition to, or in lieu of the foregoing as may be permitted from time to time by applicable Pennsylvania law. Damages shall be due and payable from the date of termination. For the purposes of clauses (i) and (ii), the “worth at the time of award” shall be computed by adding interest, at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law to the past due Rent. For the purposes of clause (iii), the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). For the purposes of clauses (i) through (v), annual “Rent” for the remainder of the unexpired Term shall be the Rent (including Minimum Guaranteed Rent and Additional Rent); or

B.       Not terminate Tenant’s right to possession because of such breach, but continue this Lease in full force and effect; and in that event (i) Landlord may enforce all rights and remedies under this Lease, including the right to recover Rent and all other charges due hereunder as Rent and such other charges as shall become due, and (ii) Tenant may assign its interest in this Lease with Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed in accordance with Section 16.1; or

C.       Declare a forfeiture of this Lease and terminate all of Tenant’s rights in accordance with such forfeiture.

In the event of any reentry, Landlord may remove all persons from the Premises and all property and signs located in or about the Premises and place such property in storage in a public warehouse at the sole cost and risk of Tenant. No reentry or reletting of the Premises of any nature served under unlawful detainer action or the filing of any unlawful detainer or similar action shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant; and notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate this Lease. Except in the case of Landlord’s willful misconduct, Tenant hereby waives all claims or demands for damages that may be caused by Landlord in reentering and taking possession of the Premises as hereinabove provided and all claims or demands which may result from the destruction of or injury to the Premises and all claims for damages or loss of property belonging to Tenant or to any other person or firm that may be in or about the Premises at the time of such reentry. Neither this Lease nor any interest herein nor any estate created hereby shall pass by operation of law under any state or federal insolvency or bankruptcy act to any trustee, receiver, assignee for the benefit of creditors or any other person whatsoever without the prior written consent of Landlord. In the event Tenant is comprised of more than entity, all such entities shall be jointly and severally liable for all of the obligations and liabilities of Tenant under this Lease.

Following the occurrence of any Event of Default, Tenant shall also be liable for and shall pay to Landlord, as Additional Rent, in addition to any Additional Rent provided to be paid above: (i) costs and expenses incurred by Landlord to obtain possession of the Premises; (ii) the costs of removing, storing and/or disposing of Tenant’s or other occupant’s property; (iii) the cost of making repairs and replacements required to be made by Tenant hereunder, and of performing all covenants of Tenant relating to the condition of the Premises; (iv) the unamortized amount of any tenant improvement allowance and the unamortized amount of any brokerage fees incurred by Landlord in conjunction with the execution of this Lease; and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies at law, equity or hereunder, including reasonable attorneys’ fees and litigation and court costs.

Subject to the rights in such collateral of Tenant’s lenders or other creditors, if Landlord takes possession of the Premises, then Landlord shall have the right to keep in place and use all of the Tenant Fixtures at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord; provided, however, that the value of such Tenant Fixtures shall be used to offset any amounts Tenant may owe Landlord under this Article 18. Landlord shall also have the right to remove from the Premises all or any portion of such Tenant Fixtures and other property located thereon and place the same in storage at any place within the county in which the Premises is located or dispose of the same and keep the proceeds therefrom; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal, storage and/or disposal and shall indemnify, defend and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal, storage and/or disposal. Landlord shall also have the right to relinquish possession of all or any portion of such Tenant Fixtures and other property to any person (“Claimant”) claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument purporting to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such Tenant Fixtures or other property, without the necessity to inquire into the authenticity of said instrument or to make any investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act. Tenant agrees to indemnify, defend and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord’s relinquishment of possession of all or any portion of such Tenant Fixtures or other property to Claimant. Should Tenant abandon the

Premises and leave property therein, Landlord may elect whether or not to accept the property, liquidate said property and apply the proceeds against any sums due and owing by Tenant, or to dispose of said property, and Tenant waives any claim to such property after any such abandonment. Tenant shall be deemed to have abandoned its interest in such property if the same is not removed from the Premises by Tenant within ten (10) days after Landlord’s proper demand that Tenant remove same, or within ten (10) days after expiration or earlier termination of this Lease, whichever first occurs.

Section 18.2 Security Deposit. Any Security Deposit received from Tenant pursuant to Section 1.1(r) shall be held by Landlord without interest as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that such deposit is not an advance payment of rental or a measure of Landlord’s damages in the event of any default by Tenant. If at any time during the Term any Rent or any other sum payable by Tenant to Landlord hereunder is overdue and unpaid by more than five (5) days, then Landlord may, at its option, apply any portion of said deposit to the payment of any such overdue sum. In the event of the failure of Tenant to keep and perform any of the other terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord at its option may apply the Security Deposit, or so much thereof as may be necessary, to compensate Landlord for loss, cost or damage incurred or suffered by Landlord due to such breach. Should the Security Deposit or any portion thereof be applied by Landlord as herein provided, Tenant shall, within fifteen (15) days after written demand of Landlord, remit to Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited. Any remaining balance of the Security Deposit shall be returned by Landlord to Tenant at such time after termination of this Lease when all of Tenant’s obligations under this Lease have been fulfilled. Landlord hereby reserves the right to commingle Tenant’s Security Deposit with any other accounts that it holds, and Tenant hereby consents thereto. Should Landlord choose to apply the Security Deposit against damages suffered by it, such application shall not establish or signify a waiver of any other rights or remedies of Landlord hereunder, nor shall such application constitute an accord and satisfaction.

Section 18.3 Bankruptcy and Related Events. In the event that an event occurs as described in Section 18.1(c), if the Lease is not terminated, either by agreement of the parties or if termination is not recognized by any federal or state bankruptcy court, then, in the event that the trustee of the Tenant shall make timely affirmance of this Lease under the Bankruptcy Reform Act of 1978 or similar provisions of future laws and continue in possession of the Premises, it shall be the responsibility of the trustee to cure or make adequate assurance that all defaults under the provisions of this Lease shall be promptly cured, to fully compensate or provide adequate assurance of compensation for any and all losses suffered by Landlord, and to provide adequate assurance that all conditions of this Lease shall be performed in the future, including but not limited to:

(a)       the payment of rent and other consideration due under this Lease.

(b)       that the assumption or assignment will not breach substantially any provisions in this Lease, such as, but not limited to, the radius, location, and use provisions hereof, nor any provisions (such as exclusivity provisions) in other lease, financing or master agreements affecting the Shopping Center.

(c)       that the Premises shall be used only in a manner consistent with the provisions of this Lease.

In no event will Landlord be required to provide additional services or supplies under this Lease unless advance adequate assurance of payment is provided by the trustee and trustee fully and promptly compensates Landlord.

Section 18.4 Additional Remedies, Cumulative Remedies. The rights and remedies of Landlord herein stated shall be in addition to, and not in lieu of, any and all other rights and remedies which Landlord has or may have against Tenant or any other person or entity, at law or in equity. Tenant stipulates and agrees that the rights herein granted Landlord are understood and have been expressly agreed to by Tenant. Without limitation, Landlord shall be entitled to injunctive relief and to the right to recover all damages caused by Tenant’s default in the performance of any of its obligations under this Lease. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity to which it may be entitled, and all remedies herein provided are cumulative.

Section 18.5 Remedy of Tenant’s Default; Administrative Charge. If Tenant fails to perform any of its obligations under this Lease (including complying with the rules and regulations of the Shopping Center), Landlord may, but is not obligated, upon ten (10) days written notice to Tenant (except in the event of an emergency, in which event no notice shall be required), cure Tenant’s failure at Tenant’s expense. If Landlord has already terminated this Lease, Landlord’s cure or attempt to cure any failure that occasioned termination of this Lease shall not result in a waiver of the termination. In the event Tenant fails to pay to Landlord when due any installment of Rent or any other sum to be paid to Landlord hereunder, the parties acknowledge that Landlord will incur administrative expenses in an amount not readily ascertainable and which has not been elsewhere provided for herein. Tenant shall reimburse Landlord for Landlord’s reasonable attorneys’ fees, costs, and expenses incurred to enforce this Lease. Tenant agrees to promptly repay Landlord as Additional Charges all sums paid by Landlord pursuant to this Article. Provision for such administrative charge shall be in addition to all other rights and remedies available to Landlord hereunder or at law or in equity and shall not be construed as liquidated damages or as a limitation on Landlord’s remedies in any manner.

Section 18.6     Intentionally Deleted.

Section 18.7     Landlord’s Default; Limitations on Liability. In the event of any default by Landlord, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days or if such failure is of such a nature that the curing thereof cannot reasonably be accomplished within thirty (30) days, then it shall be a default hereunder if Landlord should fail to commence to cure such default within thirty (30) days after notice thereof and to thereafter diligently pursue the same to completion. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord will be construed as covenants, not conditions. The term “Landlord” shall mean only the owner, for the time being, of the Shopping Center, and in the event of the transfer by such owner of its interest in the Shopping Center, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

As part of Landlord’s and Tenant’s respective analysis and allocation of actual and potential risk and liability under this Lease, Tenant and Landlord expressly recognize and specifically agree to each and all of the following provisions in this paragraph, and that each and all of the following provisions in this paragraph shall be superior to any other provisions of this Lease, notwithstanding anything whatsoever to the contrary. Tenant shall look solely to Landlord’s interest in the Shopping Center, and not to any other or separate business or non-business assets of Landlord, or any partner, stockholder, officer or representative of Landlord, for the satisfaction of any claim brought by Tenant against Landlord, and if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only (i) out of the net proceeds of sale received upon levy against the right, title and interest of Landlord in the Shopping Center, and/or (ii) to the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the property of which the Premises is a part. Further, in the event the owner of Landlord’s interest in this Lease is at any time a partnership, joint venture or unincorporated association, Tenant agrees that the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord’s obligations hereunder, for any default by Landlord, or for any other claim arising from or in connection with the Lease or otherwise. Landlord shall not, under any circumstances, except for Landlord’s actual (as opposed to implied or derivative) fraud, be liable for any claim, damage or amount other than the actual monetary damages which Tenant claims or establishes are due to Tenant under this Lease; accordingly, Tenant unconditionally and irrevocably waives any and all other claims, damages and rights, including without limitation punitive and exemplary damages, lost profits, lost revenues, lost opportunities, lost use of funds, third party claims, consequential damages and special damages. Tenant agrees that it will not seek any personal judgment against any constituent member of Landlord or against any constituent member of any constituent member of Landlord for any default by Landlord under this Lease or for any other claim arising from or in connection with this Lease or otherwise. This Section 18.7 does not limit any other Lease provision which limits Landlord’s liability.

ARTICLE XIX. MECHANICS’ LIENS.

It shall be Tenant’s continuing obligation to keep and maintain the Premises and all other parts of the Shopping Center free from all liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Tenant shall discharge or bond off any lien within ten (10) days after the lien is filed. If Tenant fails to bond off or discharge any lien, Landlord may bond or pay the lien without inquiring into the validity or merits of the lien. All sums advanced and fees incurred (including legal fees) by Landlord in discharging a lien or posting a bond shall be paid by Tenant on demand as Additional Rent. In addition, Tenant shall replace any bond posted by Landlord on Tenant’s behalf with an equivalent bond within seven (7) days after Landlord demands a replacement bond. Tenant agrees to and shall defend, indemnify and save Landlord and the Protected Parties free and harmless against and from liabilities, losses, damages, costs, attorneys’ fees, and all other expenses on account of claims of contractors, subcontractors, laborers, materialmen and others for work performed, or materials or supplies furnished, for Tenant or persons claiming under it.

ARTICLE XX. SURRENDER, HOLDING OVER.

Section 20.1 Ownership; Surrender.

(a)       Tenant’s fixtures, equipment and furnishings in the Premises and Tenant’s real property, repairs, alterations, additions and improvements to the Street Scape Building (all of the foregoing being, collectively, the “Tenant Fixtures”) and Tenant’s merchandise and other contents shall all remain the property of Tenant throughout the Term of the Lease and insured by Tenant pursuant to Section 12.1. Upon expiration or earlier termination of the Lease, if Tenant has paid all Rent (as said term is defined in Section 1.1(q) hereof) in full and performed all of its other obligations under this Lease, Tenant shall remove any of its personal property, including, trade fixtures, furniture and equipment installed by Tenant, to the extent the same does not constitute real property, as well as Tenant’s storefront sign(s). Tenant shall promptly remove all Tenant Fixtures designated by Landlord for removal. Tenant shall concurrently repair any damage caused by removal. Except as otherwise provided in this section, upon expiration or termination of the Lease, all of the Tenant Fixtures not so removed shall become the property of Landlord and shall not be removed by Tenant.

(b)       This Lease shall terminate without further notice upon the expiration of the Lease Term.

Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord free of property removed by Tenant pursuant to Sections 9.4 and 20.1(a), in broom-clean and in good condition, ordinary wear and tear excepted, and any damage to the Premises which Tenant is not required to repair pursuant to Article 8, Article 14 or Article 15. Tenant shall turn over all keys to the Premises and inform Landlord of all combinations to locks, safes and vaults, if any, in the Premises. Subject to the provisions of Section 9.4 and further to Section 20.1(a), Tenant shall promptly remove all of its personal property, including its storefront sign(s), repair all damage to the Premises caused by the removal of Tenant’s property and restore the Premises to the condition it was in prior to the installation of the property removed. Any personal property of Tenant not removed within fifteen (15) days following the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and, at Landlord’s option, becomes Landlord’s property and may be retained or, at Tenant’s expense, disposed of by Landlord. Tenant’s obligation to observe or perform the covenants in this section shall survive the termination of this Lease.

Section 20.2     Holding Over. Except to the extent (if any) expressly set forth in Section 1.1(u), there are no options to renew or extend the Term. In the event Tenant or any party claiming under Tenant remains in possession of the Premises or any part thereof after the expiration of this Lease without Landlord’s consent, no tenancy or interest in the Premises will result, and such action shall result in unlawful detainer and that party shall be subject to immediate eviction and removal. In the event Tenant remains in possession of the Premises after the expiration of the Lease Term with Landlord’s consent but without the execution of a new lease, it shall be deemed to be occupying the Premises as a tenant from month to month at a rental equal to one hundred fifty-percent (150%) of the Minimum Guaranteed Rental herein provided and otherwise subject to all the conditions, provisions and obligations of this Lease, including, but not limited to, Tenant’s obligation to pay Additional Rent adjusted as necessary or appropriate to make the same applicable to a month to month tenancy. In the event Tenant remains in possession of the Premises after the expiration of this Lease, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including without limitation the loss of any proposed subsequent tenant for any portion of the Premises. TENANT HEREBY WAIVES ALL RIGHT TO ANY NOTICE TO QUIT THE PROPERTY WHICH MAY BE REQUIRED UNDER ANY LAWS NOW OR HEREAFTER ENACTED AND IN FORCE IN PENNSYLVANIA, INCLUDING BUT NOT LIMITED TO THE LANDLORD AND TENANT ACT OF 1951, ACT OF APRIL 6, 1951, AS AMENDED. TENANT AGREES TO GIVE UP QUIET AND PEACEABLE POSSESSION OF THE PROPERTY AT THE END OF THE LEASE TERM WITHOUT FURTHER NOTICE FROM LANDLORD.

ARTICLE XXI. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.

This Lease is and shall be, without further action by any other party, subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter created upon the Premises or the Shopping Center, and to any renewals and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease, and to any declaration of condominium and reciprocal easement and operating agreement now or at any future time recorded affecting the Shopping Center or any portion thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien hereafter placed upon the premises or the Shopping Center. Tenant agrees to execute and deliver to Landlord within ten (10) days after receipt thereof, a subordination and non-disturbance agreement from Landlord’s lender in form substantially similar to that attached hereto as Exhibit G, subordinating this Lease as Landlord or its mortgagee or proposed mortgagee may request and a failure to do so shall at Landlord’s election, constitute an Event of Default. In the event of any foreclosure sale or sales pursuant to the terms of any mortgages or deeds of trust or other security instruments now or hereafter constituting a lien upon or affecting the Shopping Center or any part thereof, by virtue of judicial proceedings or otherwise, this Lease shall continue in full force and effect, and Tenant will, upon request, attorn to and acknowledge the foreclosure purchaser or purchasers at such sale, as Landlord hereunder.

ARTICLE XXII. MERCHANTS’ ASSOCIATION AND PROMOTION FUND.

Section 22.1     Merchants’ Association. In the event that Landlord shall organize a merchants’ association (“Association”) comprised of tenants in the Shopping Center, Tenant shall have the option to join the Association, upon review and acceptance of the proposed dues and assessments as may be fixed and determined by the Association. If Tenant joins the Association, Tenant will pay such dues and assessments as may be fixed and determined from time to time by the Association and will comply with such group advertising decisions, reasonable bylaws, and rules and regulations as may be adopted from time to time by the Association.

Section 22.2     Intentionally Deleted.

Section 22.3 Tenant Promotional Events. Tenant shall have the right to conduct a “Grand Opening” and periodic “Anniversary” or “Customer Appreciation” events on the Premises, provided such events do not constitute a nuisance as provided in Section 7.2.

ARTICLE XXIII. NOTICES.

Unless otherwise specified herein, wherever any notice is required or permitted hereunder such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, Certified or Registered Mail, Return Receipt Requested, addressed to the parties hereto at the respective addresses set out in Sections 1.1(b) and 1.1(d) above, or at such other address as they may have hereafter specified by written notice. Delivery by hand or by recognized overnight carrier (such as Federal Express, UPS, Airborne, or Emery) to the address set out in Sections 1.1(b) and 1.1(d) shall be deemed to satisfy the notice requirements of this Lease (effective upon the date of receipt or refusal of delivery). Any notice executed and delivered by Landlord’s legal counsel (or any other authorized agent of Landlord) shall be fully effective as if the same had been executed and delivered by Landlord.

ARTICLE XXIV. MISCELLANEOUS.

Section 24.1     No Partnership. Nothing herein contained, including without limitation the method of computation of Rent, shall be deemed or construed to create the relationship of principal and agent or of partnership or of joint venture between Landlord and Tenant, nor any other relationship than that of landlord and tenant.

Section 24.2 Caption; Construction of Terms. The captions used herein are for convenience only and do not limit or amplify the provisions hereof. The construction of this Lease and any of its various provisions shall be unaffected by any argument or claim, whether or not justified, that it has been prepared, wholly or in substantial part, by or on behalf of Landlord or Tenant. To the extent any provision herein (or part of such provision) is held to be unenforceable or invalid when applied to a particular set of facts, or otherwise, the unenforceability or invalidity of such provision (or part thereof) shall not affect the enforceability or validity of the remaining provisions hereof (or of the remaining parts of such provision), which shall remain in full force and effect.

Section 24.3 No Waiver; Amendment. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. No agreement shall be effective to change or modify this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change or modification is sought.

Section 24.4 Time of the Essence; Force Majeure; Notice to Lender. Time is of the essence with respect to all provisions of this Lease. The foregoing notwithstanding, whenever a period of time is herein prescribed for action to be taken, a party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, the presence of Hazardous Substances, the presence of artifacts or items which may be of historical significance, other concealed or unknown conditions in or on the Shopping Center, actions or inaction of utility companies (provided that application has been made thereto with commercially reasonable diligence), governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; however, notwithstanding anything whatsoever to the contrary, this Section 24.4 shall not apply to any obligation to pay any Rent or other amount of money. At any time when there is outstanding a mortgage, deed of trust or similar security instrument covering Landlord’s interest in the Premises, Tenant may not exercise any remedies for default by Landlord unless and until the holder of the indebtedness secured by such mortgage, deed of trust or similar security instrument shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed.

Section 24.5 Quiet Enjoyment. Landlord agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the continuance of this Lease have the peaceable and quiet enjoyment and possession of the Premises, without molestation, hindrance or ejectment by Landlord or anybody claiming by, through or under Landlord.

Section 24.6 Waiver of Right of Redemption and Relief from Forfeiture. To the fullest extent permitted by law, Tenant expressly waives any and all rights of redemption and all rights to relief from forfeiture granted by or under any present or future laws, in the event of Tenant being evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise. Additionally, to the fullest extent permitted by law, Tenant waives all homestead rights and exemptions which Tenant may have under any law as against any obligations occurring under this Lease.

Section 24.7 Brokers. Each respective party warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Lease, other than JLL Americas/Retail, which shall be compensated by Landlord and Coldwell Banker Real Estate which shall be compensated by JLL Americas/Retail, pursuant to the terms of a separate agreement, and each party agrees to indemnify, defend and hold the other party harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction.

Section 24.8 Estoppel Certificate. Tenant agrees to furnish from time to time when requested by Landlord, the holder of any deed of trust or mortgage or the lessor under any lease covering all or any part of the Shopping Center or the improvements therein or the Premises or any interest of Landlord therein, a certificate signed by Tenant confirming and containing such factual certifications and representations deemed appropriate by Landlord, the holder of any deed of trust or mortgage or the lessor under any lease covering all or any part of the Shopping Center or the improvements thereon or the Premises or any interest of Landlord therein, and Tenant shall, within ten (10) days following receipt of said certificate from Landlord, return a fully executed copy thereof to Landlord.

Section 24.9 Governing Law. The laws of the Commonwealth of Pennsylvania shall govern the interpretation, validity, performance and enforcement of this Lease (without reference to choice of law principles).

Section 24.10 Benefit and Burden. The terms, provisions and covenants contained in this Lease shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

Section 24.11 Name of Shopping Center. Landlord reserves the right at any time to change the name by which the Shopping Center is designated.

Section 24.12 Attorneys’ Fees. In the event of a breach by either party, the non-breaching party shall be entitled to recover from the breaching party (payable as Additional Rent hereunder if owing by Tenant) any and all reasonable expenses as the non-breaching party may incur in connection with its efforts to secure such injunctive relief or other remedy at law or in equity, including, but not limited to, court costs and attorneys’ fees.

Section 24.13 Development Plan. The parties agree that if Exhibit A contains plans for proposed and/or possible future expansion of the Shopping Center, the same does not constitute a representation that the Shopping Center will be developed as depicted thereon. Landlord may make such improvements, departures, deletions, or additions to the plan depicted on Exhibit A as it, in its sole discretion, may from time to time find proper.

Section 24.14 Waiver of Jury Trial. Landlord and Tenant hereby expressly waive trial by jury in any action, proceeding or counterclaim, brought by either of them against the other, on any claim or matter whatsoever arising out of or in any way connected with this Lease, their relationship as Landlord and Tenant, Tenant’s use and occupancy of the Premises and/or any claim of injury or damage. The parties consent to have all disputes arising out of this leasing agreement heard by the Court of Common Pleas of Washington County, Pennsylvania. The parties further agree and understand that they specifically waive any right to trial by jury of any dispute arising out of this leasing agreement and consent to the disposition of said dispute by a judge of the appropriate court.

Section 24.15 [Reserved]

Section 24.16 OFAC Compliance.

(a)       Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b)       Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c)       Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

Section 24.17 No Discrimination.     Tenant covenants by and for itself, its heirs, executors, administrators, successors and assigns, and all persons claiming under or through it, including without limitation its subtenants and assignees, and all employees and agents of any of the foregoing, and this Lease is made and accepted upon and subject to, the following conditions: That there shall be no discrimination against or segregation of any person or group of persons at any time in or on the Premises or any invitee, employee or applicant for employment, on account of race, color, creed, religion, sex, marital status, national origin, ancestry, physical handicap, medical condition, or age (over 40), in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises, nor shall Tenant, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the Premises. Tenant and its subtenants, assignees, employees and agents shall assure that the evaluation and treatment of their invitees, employees and applicants for employment and other persons in or on the Premises are free of such discrimination. During the term of the Lease, Tenant, its assignees, employees and agents shall conduct their respective activities at the Premises in accordance with Title VI of the Civil Rights Act of 1964 and the rules and regulations promulgated thereunder.

THIS LEASE IS THE COMPLETE AGREEMENT BETWEEN THE PARTIES HERETO. TENANT IS NOT ENTITLED TO RELY UPON, AND IS NOT RELYING UPON, AND LANDLORD IS NOT BOUND BY, ANY PROMISES, STATEMENTS OR REPRESENTATIONS, WHETHER WRITTEN OR ORAL, NOT CONTAINED IN THIS LEASE. THE PERSON OR PERSONS SIGNING THIS LEASE ON BEHALF OF TENANT ACKNOWLEDGE THAT HE, SHE OR THEY HAVE READ THIS LEASE, COMPLETELY UNDERSTAND THE RIGHTS AND LIABILITIES OF TENANT HEREUNDER, HAVE BEEN GIVEN THE OPPORTUNITY TO SEEK THE ADVICE OF COUNSEL AND HEREBY KNOWINGLY AND VOLUNTARILY EXECUTE THIS INSTRUMENT.

SIGNATURES APPEAR ON FOLLOWING PAGE

SIGNATURE PAGE TO SPRINGFIELD LEASE

EXECUTED BY TENANT, this 15th day of April, 2019.

TENANT: PittsaFire Pizza

Witness: ____________________	By: /s/ Timothy Seivers
Name: Timothy Seivers
Title: President

EXECUTED BY LANDLORD, this 22nd day of April, 2019.

LANDLORD:

SPRINGFIELD SHOPPES ASSOCIATES, L.P a Pennsylvania limited partnership

By: Springfield Retail Shoppes, LLC
Its: General Partner

Witness: /s/ Leslie Peters	By: /s/ Rod L. Piatt
Name: Rod L. Piatt
Title: Managing Member

EXHIBITS TO LEASE

Exhibit A	Site Plan Showing Premises
Exhibit B	Legal Description of Springfield Shoppes
Exhibit C-1	Landlord’s Work Letter Tenant’s
Exhibit C-2	Criteria Manual
Exhibit D	Guaranty of Lease [may be deleted]
Exhibit E	Rules and Regulations
Exhibit F	Exclusive Use Covenant
Exhibit G	Subordination and Non-Disturbance Agreement Form

EXHIBIT A

SITE PLAN SHOWING PREMISES

Service Rm
89 SF
PizzaFire Pizza ~1,744 SF
Independent Taco Co. ~1,647 SF
Cellular 1,647 SF
Available 1,646 SF
Available 1,833 SF
Available 1,517SF
SportClips 1,317 SF
Available 1,850 SF
Available 3,462 SF
Blackout Burger Bar 3,203 SF
Blackout Patio 869 SF
Restaurant Patio 845 SF

LEGEND

LEASED Retail Space

PROPOSAL Retail Space

AVAILABLE Retail Space

Leasing Area Schedule	
Space	Size
Seivers' Concessions	3,391 SF
Sport Clips	1,317 SF
Blackout Burger	3,203 SF
Available	11,955 SF
Total Leaseable Area:	19,866 SF

KERNICK ARCHITECTURE
375 SOUTHPOINTE BOULEVARD
SUITE 310 SOUTHPOINTE PA 15317
PLANNING • CONSULTING • INTERIORS
724.338.2274

If sheet is not 11" x 17" it has been reduced or enlarged

0' 15' 30' 60'

Shoppes at Springfield Commons

225 Westside
Square Drive
Mercer, PA 16137

Master Lease Plan

Project number: 14-745
Date 1/15/18
Issued for: Leasing Agreement
Revision:

A-1

Scale 1" = 30'-0"

© Kernick Architecture, 2014

EXHIBIT B

LEGAL DESCRIPTION OF SPRINGFIELD SHOPPES

Approximately 2.49 acres known as Lots 3 and 4 in the Springfield Commons Plan of Subdivision, recorded in the Office of the Recorder of Deeds of Mercer County on April 4, 2014 at Instrument No. 2014-00003222.

EXHIBIT C-1

LANDLORD’S WORK LETTER

SHOPPES AT SPRINGFIELD COMMONS

EXHIBIT C-1 LANDLORD’S WORK LETTER

Retail — Warm Dark Shell

This document defines the Landlord’s responsibilities and criteria for a demised area defining the Premises and constitutes the Landlord’s Work. All work not specifically defined in this work letter as Landlord’s Work is considered to be the Tenant’s responsibility as part of their interior build-out.

The Tenant is responsible to provide all architectural and engineering design services consistent with the Landlord Work described herein along with all Tenant Work to provide a complete build-out. It is the Tenant’s responsibility to secure any and all building permits (including, but not limited to Tenant Occupancy Permit) associated with the Tenant’s and Landlord’s work as required to complete the Tenant’s premises.

1. PARTITIONS

a.	Demising Partition(s):
i.	Landlord will erect metal stud framing full height to the underside of structure above to define Premises from Tenant’s approved layout.
ii.	Landlord shall furnish and install 5/8” gypsum wallboard on outside face of each demising wall only to allow Tenant to install mechanical and electrical rough-ins as is necessary.
iii.	The balance of gypsum wallboard and all associated finishing shall be performed by the Tenant at the Tenant’s expense.
iv.	Demising partitions will be constructed to meet all applicable building codes.
b.	Interior Partitions:
i.	Exterior perimeter walls will be insulated and sheathed with gypsum wallboard.
ii.	Structural steel building columns within the Premises will be left exposed.
iii.	Tenant is responsible for all gypsum wallboard finishing.

2. CEILINGS

a.	Exposed structure, not painted.

3. FLOORS

a.	Exposed 4” thick concrete floor (not sealed) in broom swept condition with “leave out” section as indicated on the permit drawings.
b.	Tenant is solely responsible for the saw-cutting of the existing concrete slab for any Tenant required underground utility work.
c.	Upon Tenant’s completion of their underground utility work, Tenant shall be responsible to complete remaining concrete floor slab installation to meet Landlord’s building specifications. Floor slab to be doweled into existing adjacent concrete floor slab.
d.	Slab moisture content and compatibility of the concrete slab with Tenant’s flooring specifications is the sole responsibility of the Tenant.
e.	Tenant shall furnish and install a concrete floor slab to match base building design.

Accept-Initial
Tenant /s/ TS

4. DOORS

a.	Rear Service Door (Only applicable to where Tenant’s demised space abuts rear building wall):
i.	Landlord shall provide one 3’-0” x 7’-0” x 1¾” hollow metal door and frame. Door to be prime-painted, insulated, and include hinges, lockset, door closer, and weather-stripping. The door and frame will be painted on the exterior side only by the Landlord.

5. STOREFRONT:

a.	Landlord shall provide an aluminum and glass storefront system with two (2) 3’-0” x 7’-0” entry door and code compliant hardware as designated by the Landlord.

6. PLUMBING

a.	Landlord will provide a 4” sanitary sewer service line below the finish floor at the rear of the demised Premises. Vent piping will be stubbed into Premises overhead for Tenant connection. Tenant will be responsible for making any connections to the sanitary sewer drain and all work thereafter.
b.	Landlord will provide a grease trap; adequately sized on the volume requirements for a typical restaurant and as required by local codes and ordinances.
c.	Landlord will provide domestic water branch line to a point at or near the rear of the Premises with a shut-off valve. All tenants will furnish and install a submeter (as specified by the Landlord) with remote reader.
d.	Landlord will provide an adequately sized gas service entrance at rear of building. Tenant will be responsible for installation of their service from gas manifold to demised Premises including meter, piping to Premises, and distribution within Premises. Tenant shall be responsible for establishing an account with the local gas utility.

7. TOILET ROOM

a.	Tenant is responsible for all work associated with toilet room design and construction, including code compliance and all associated costs.

FIRE PROTECTION

b.	Landlord will provide a fire suppression main, branch lines, and upturned sprinkler heads into the shell space. The system will be installed in compliance with all applicable building codes for a ‘Shell’ space. The Tenant shall be responsible for modifying all branch lines and sprinkler heads to provide required fire suppression in the demised Tenant space to meet all applicable building codes.
c.	All modifications of the fire protection system to accommodate the Tenant’s use of the space shall be at the sole expense of the Tenant.
d.	Tenant is responsible to coordinate all sprinkler drain-downs as required to modify the system at Tenant’s expense.

8. FIRE ALARM

a. Landlord will provide a conduit raceway into each demised Tenant Premises for connection to the base building fire alarm system.

Accept-Initial
Tenant /s/ TS

b.	Tenant shall design, furnish, and install a fire alarm system for the demised Tenant space that interfaces with the base building fire alarm system. Tenant is responsible to make all final connections and system interfaces at the sole expense of the Tenant. Fire alarm system shall meet all applicable building codes.
c.	The Landlord’s fire alarm contractor shall be used for the entire system within the Premises at the Tenant’s expense.

9. HEATING, VENTILATION, & AIR CONDITIONING

a.	The Landlord will provide a roof top HVAC unit and curb sized to provide a maximum of 1 ton of cooling capacity per 140 sf of the Premises.
b.	Landlord will provide main system ductwork from the roof top HVAC unit into the Tenant’s premises to just below the roof structure.
c.	All main distribution ductwork, branch distribution ductwork, supply and return grilles, registers, diffusers, louvers, and all controls and control wiring is by the Tenant.
d.	Any modifications to the Landlord’s provided work will be at the Tenant’s expense.

10. ELECTRICAL

a.	Landlord will provide and install equipment required by the Power Company including meter so the Tenant’s electrical service will be separately metered from other tenant spaces and the Tenant will receive billing directly from the Power Company. Tenant shall be responsible for establishing an account with the local power utility.
b.	Landlord shall provide a maximum 400 amp, 208/120V, 3-phase, 4-wire electric service panel.
c.	All branch circuits (circuit breakers, conductors, and conduit) from the Landlord provided panel shall be provided by the Tenant at the Tenant’s sole expense.
d.	Any and all modifications to the service entrance shall be at Tenant’s expense.

11. LIGHTING

a. All light fixtures and controls shall be furnished and installed by the Tenant at the Tenant’s expense.

12. TELEPHONE/DATA

a	Landlord will provide one 1” telephone conduit raceway, pull string, and routing from demised Tenant Premises to the Landlord’s central telephone demark. The Tenant shall extend any telephone lines and/or other telecommunications wiring required to facilitate installation to Tenant Premises.
b.	Tenant shall be responsible for establishing an account with the local telecommunication utilities or vendors of the desired services.

PATIO AREA

c.	Landlord shall provide a standard finished concrete patio to the extents shown on the permit drawings for the Tenant’s exclusive use if located at an end cap.
d.	Patio furniture and fixtures shall be provided by the Tenant at the Tenant’s sole expense and as approved by the Landlord.

Accept-Initial
Tenant /s/ TS

13. TRASH DUMPSTER

a.	A Trash dumpster area for Tenant use will be provided by the Landlord as per the project site plan. Dumpsters required for a Restaurant use will be provided by the Tenant and coordinated with the Landlord.
b.	Tenant’s waste shall be transported from Tenant’s Premises to the trash dumpster area by the Tenant.

14. GENERAL NOTES

a.	The Premises shall meet all applicable building codes including, but not limited to, general, plumbing, electrical, life safety, and ADA.
b.	All of the Landlord’s Work, whether new or existing improvements, shall be warranted for one (1) year, unless longer warranties are provided by manufacturers or contractors, and said warranty shall be transferred to the Tenant. Landlord’s one-year warranty will be void if Tenant neglects or abuses Landlord’s utility units or workmanship.

END OF EXHIBIT

Accept-Initial
Tenant /s/ TS

EXHIBIT C-2

TENANT’S CRITERIA MANUAL

The Shoppes at Springfield Commons

Tenant’s Criteria Manual

Exhibit C-2

The Shoppes at

Springfield Commons

Mercer County

Grove City, Pennsylvania

July 27, 2015

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TABLE OF CONTENTS

Introduction	4
Submission Requirements for Landlord review	5
Preliminary Review	5
Final Review	6
Construction Commencement	7
Contact Information	8
General Design Criteria	9
Description	9
Building Walls	9
Building Color	10
Fenced Areas	10
Outdoor Furniture	10
Service Areas	10
Storefront Design	11
Awnings	11
Typical building elevation	12
Design Control Zone	13
Interior Requirements	14
Floors	14
Walls	14
Ceilings	14
Lighting	14
Restrooms	15
Sound Systems	15
Retail Signage Guidelines	15
Goal	15
General Sign Criteria	15
Sign Area	15
Sign Types	16
A. Fascia Signs	16
B. Blade Signs	17
C. Address Sign	18
D. Optional Signs	18
E. String Lighting	19
F. Temporary Storefront Barricade	19
G. Prohibited Signs	19
H. Obscene Matter Prohibited	21
Quality of Sign Materials and Construction	21
Material Quality	21
Construction Quality	22
Fascia Sign Examples	24
Blade Sign Examples	26
Optional Sign Examples	27
Prohibited Sign Examples	29
Tenant Sign Submission Approval Process	30
Tenant Sign Submission Requirements	30

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Mechanical, Electrical, Plumbing, Fire Protection Requirements
Division 15000	31
1.01 General	31
1.02 Materials	32
1.03 Design Criteria	34
Plumbing Technical Criteria	36
Division 15400	36
2.01 General	36
Electrical Technical Criteria	37
Division 16000	37
3.01 General	37
3.02 Materials	38
3.03 Design Criteria	38
End of Exhibit	41

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INTRODUCTION

Welcome to the Shoppes at Springfield Commons, a 20,000 sf multi-tenant building within the Springfield Commons development located in Springfield Township, Mercer County, Pennsylvania. The Shoppes will be a unique blend of retail and restaurant uses that will compliment the overall development and its adjacent neighbor the Grove City Premium Outlets.

This Criteria has been prepared to inform and assist you, your architect, designer, engineer and contractor in understanding and responding to the requirements of your Lease or Purchase Agreement. It provides information that is applicable to all of Southpointe Town Center. The information herein may restate requirements contained in your Lease and its exhibits. When ambiguity or inconsistency occurs concerning design issues, the requirements of the Lease will take precedence, unless otherwise indicated on the work letter.

This Criteria is intended to encourage quality design and to establish a common point of departure for the benefit of all tenants. It provides minimum requirements. Tenants should discuss specific thoughts about their design concepts and raise any questions about the criteria with Landlord or Landlord’s Tenant Coordinator before beginning preliminary design work.

Any renderings, drawings and floor plans contained in the Criteria are included for illustrative purposes to help tenants comply with the design criteria. The actual design and configuration of the Project as constructed may vary in certain aspects from such renderings, drawings and floor plans. In case of deviations between these illustrative drawings and the tenant’s Lease Outline Drawings (LOD), the latter will govern.

This Criteria provides information for tenant’s improvements to storefront, ceilings, lighting, floors and signs. All improvements by the tenant must be approved in advance by Landlord according to the procedure outlined in the Tenant Submission Requirements section of this Handbook. All tenants, tenant’s architects and engineers are encouraged to visit the leased Premises before beginning preliminary design work.

The following Criteria establish minimum requirements that will assist tenants in deriving design solutions that are consistent with the vision for The Shoppes at Springfield Commons. Variation, ingenuity, and creativity are required of all retailers in order to form the cohesive atmosphere unique to its setting. As mentioned above, these are minimum requirements. However, Landlord, at its discretion, will consider alternative solutions that are in keeping with the intent of these Criteria.

Landlord reserves the absolute right to modify this Tenant Criteria Manual at any time. In such case, Tenant shall be provided the revised Tenant Criteria Manual. All design, construction, and appurtenances shall fully conform to all applicable building codes, ordinances, rules, regulations, and requirements of the Landlord’s insurance carrier and authorities having jurisdiction over this Project.

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SUBMISSION REQUIREMENTS FOR LANDLORD REVIEW

All drawings and information submitted for Landlord review must be signed and sealed by an architect or engineer registered in the Commonwealth of Pennsylvania.

All architectural drawings must be prepared by a licensed architect.

Tenant’s architect must engage the services of registered engineers for the preparation of mechanical, electrical, plumbing and fire protection documents.

The drawings are to be prepared in accordance with criteria and any addenda. The Tenant’s drawings shall depict the Tenant’s and Landlord’s work.

PRELIMINARY REVIEW

The purpose of this review is to speed up the design approval process and to assure early acceptability of the proposed design, and the timely approval of the final construction documents. Strict adherence to the requirements of these criteria will greatly assist in expediting the review process. Preliminary fixture layout must be included for review.

The Preliminary Submission is to include the following:

◾  Floor Plan at ¼” = l’-0” scale

◾  Reflected Ceiling Plan at ¼” = 1’-0” scale

◾  Storefront Elevation at ½” = 1’-0” scale

◾  Wall Elevations at ½” = 1’-0” scale

◾  Storefront Section

◾  All Storefront Signage

◾  Material Sample and Color Board, plus prototypical photos

◾  Rendered Storefront Perspective or Elevation

Submit two (2) sets of drawings and one (1) electronic copy in PDF format for this submission.

Landlord’s Tenant Coordinator will review the preliminary submission and notify Tenant or Tenant’s architect of any required corrections to meet with Landlord’s approval.

Tenant’s architect is to revise the drawings accordingly and resubmit the preliminary drawings for Landlord’s approval.

Final drawing preparation should not begin until preliminary approval is granted.

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FINAL REVIEW

Upon preliminary design approval, Landlord will review final construction documents for compliance with this criteria and for conformance to drawing and specification changes noted in the preliminary design review. Tenant is required to resubmit final drawings until approved by Landlord.

Upon preliminary design approval, submit the following:

◾	Key Plan showing location of premises within the Project
◾	Floor Plan at ¼” = l’-0” scale
◾	Interior Elevations at ¼” = 1’-0” scale
◾	Reflected Ceiling Plan at ¼” = 1‘-0” scale
◾	Storefront Plan, Section and Elevation with actual sign designs shown at ½” = 1’-0” scale
◾	Partition Wall Sections at ½” = 1’-0” scale
◾	Signage Shop Drawings for all signs. Shop Drawings must include full dimensions, letter style, type, face, color, materials, thicknesses, returns, type of lighting, mounting hardware, electrical requirements and transformer location and access
◾	Awning shop drawings (if applicable)
◾	Mechanical Plan, Details and Schedules
◾	Plumbing Plan, Details and Schedules
◾	Electrical Plan, Details and Schedules

Send two (2) sets of signed and sealed construction plans and specifications and one (1) electronic copy in PDF format to Landlord’s Tenant Coordinator.

One (1) set of plans will be returned with Landlord’s comments thereon noting approval or disapproval.

The following “Landlord General Notes” must appear on the Cover Sheet of Tenant’s Final Construction Documents:

◾	Tenant improvements not identified in a Landlord review does not constitute a waiver of Landlord’s rights to require installation of such Tenant improvements and does not relieve the Tenant of its obligations as set forth in the provisions of the executed Lease Agreement.
◾	Tenant’s Design Professionals and/or Contractor shall verify existing field conditions prior to the commencement of Work.
◾	Tenant’s Design Professionals to identify all Work provided by the Landlord as noted in the Landlord’s Work Letter on all Contract Documents.
◾	Finish material samples and color board shall be submitted for Landlord review.

Note: Preliminary or final submittals by electronic mail, without concurrently sending hard copies printed to scale, will not be reviewed.

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CONSTRUCTION COMMENCEMENT

Tenant’s General Contractor will arrange a pre-construction conference with Landlord’s representative who will explain the construction rules and regulations.

Tenant’s General Contractor may start construction only after all of the following are completed:

◾	Written approval of construction plans from Landlord’s Tenant Coordinator.
◾	Written notification from the Tenant Coordinator that the space is available at the job site.
◾	Performance, labor, material payment bond (AIA Document A-312) as required by Lease.
◾	General liability insurance as required by Lease.
◾	Certificate of insurance shall be given to Landlord prior to beginning any work with Landlord and Landlord’s lender both named as additional insureds on such certificate.
◾	All permits required shall be obtained and posted as required by local authorities.

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CONTACT INFORMATION

LANDLORD

Tenant Coordinator:
Springfield Shoppes Associates, LP
375 Southpointe Boulevard, Suite 410
Canonsburg, PA 15317
(724) 743-7722

Leasing Agent:

JLL Americas/Retail
260 Forbes Ave., Suite 1200
Pittsburgh, PA 15222
Attn: Jared S. Imperatore
(412) 208-8371

MUNICIPAL CONTACTS

Springfield Township
406 Old Ash Road
Mercer, PA 16137
(724) 748-4999
(724) 748-3859 fax

UTILITY CONTACTS

Water:

Gibson Thomas

Dan Schmitt

1004 Ligonier Street Latrobe, PA 15650

(724) 539-8562

Power:

Penn Power

2939 North Hermitage Road

Clark, PA 16113

Attn: Paul Weller

(724) 962-1080

Cable & Telephone:
Armstrong Cable
123 Industrial Drive
Grove City, PA 16127
Attn: Dick Ross

(724) 458-7165 x224

Centurylink

160 Unionville Road Butler, PA 16001
Attn: Bradley Leviere
(724) 284-8429

Gas:

Peoples Natural Gas

5600 Community Center Road

Gibsonia, PA 15044

Attn: Sharon Vernick

(724) 444-3254

Sanitary Sewer & City Engineering:

Springfield Township

406 Old Ash Road

Mercer, PA 16137

Attn: Jim Knight

(724) 967-4203

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GENERAL DESIGN CRITERIA

DESCRIPTION

The following Criteria establish minimum requirements that will assist tenants in deriving design solutions that are consistent with the vision for the Shoppes at Springfield Commons. Variation, ingenuity, and creativity are required of all retailers in order to form the cohesive atmosphere unique to this setting. As mentioned above, these are minimum requirements. However, Landlord, at its discretion, will consider alternative solutions that are in keeping with the intent of these Criteria.

The style of architecture envisioned for the Shoppes at Springfield Commons can be characterized by the following:

◾	General building mass is solid with articulated vertical openings.
◾	A style of architectural embellishment with clean and relatively simple details and without significant flourishes.
◾	A combination of wall textures to break down the scale of larger buildings.
◾	Accent window openings protected by horizontal projections or awnings.

Building Walls

The predominant building materials will be cast stone, brick, cmu, and exterior insulation finish system (EIFS).

Windows are required to be aluminum framed. Glazing type and tint shall be determined by the Landlord. Opaque and reflective glazing is not allowed. Awnings or angled shutters may protect accent windows however; all shutters must be designed with horizontal slats. See “Storefront Design” for additional requirements.

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Building Color

The following materials and colors are used throughout the The Shoppes at Springfield Commons project. All tenant colors must coordinate with the colors listed below. This limitation to selected colors will help unify the buildings in the development. Trim color, window framing color, and accent colors are to be selected by the tenant to define their brand and are required to complement the dominant building color. Landlord reserves the right to reject any color including the selected dominant color to ensure compatibility with surrounding structures.

Exterior Finish Legend
Masonry / Mortar Legend		EIFS
CMU-1		EIFS-1	Senergy-Tortilla 3047 (Field)
CMU-2		EIFS-2	Senergy-Peanut 3065 (Accent)
Mortar
CS-1

Storefront
SF1	Black Anodized

Note that the masonry brick, mortar and EIFS materials listed in the chart above are for basis of design and the manufacturer may change.

Fenced Areas

Tenant’s at the end cap spaces, may desire to install a railing system to define their seating areas. Railing systems must be comprised of vertical pickets. Outdoor seating areas requiring railing systems shall comply with DRAM laws and are subject to Landlord review and approval.

Outdoor Furniture

Tenants may provide outdoor furniture for customer use upon Landlord approval. Selections are required to enhance the overall design identity of the Tenant. High quality materials, designed with appropriate aesthetics only will be allowed. Furniture fabricated from plastic materials and the like is not permissible. Submit specifications for Landlord review and approval.

Outdoor pots and planters will be approved on a case-by-case basis, but quality is of the essence. Submit specification s for Landlord review and approval.

Tenant provided outdoor pots and planters must be maintained in an aesthetic manner by the Tenant.

Service Areas

Services areas will be provided by Landlord for Tenants. All refuse and other debris must be enclosed within appropriate containers, in order to keep this area clean.

Coordinate the schedule of trash pickup with Property Manager.

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STOREFRONT DESIGN

The design of the glass storefront system is complete and standard throughout the building.

The glazing will be clear with Low-E coating. The use of an alternative glass type is not permitted.

Tenants must submit for Landlord review any desired storefront design modifications.

The use of a glazing film, if requested, is subject to Landlord review and approval.

The Tenant will be responsible for the cost and construction of an interior entry vestibule beyond the Landlord provided storefront if it is required by the International Energy Conservation Code, Section 502.4.7.

Awnings

The design of the canopy awnings are complete and part of the building’s overall design.

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End Cap Retail/Restaurant Elevation

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DESIGN CONTROL ZONE

The Design Control Zone is defined as the first five (5) feet of the interior leased premises visible to the public, along the entire storefront. The use of creative display techniques in the Design Control Zone is strongly encouraged. A sense of style and drama should be established using innovative merchandising, quality materials and appropriate lighting. Merchandising within the Design Control Zone shall be illuminated by incandescent, low voltage lighting. Design Control Zone lighting shall remain illuminated during the normal operation hours of the center or as dictated by Landlord.

All show windows shall be adequately lighted and ventilated. Lighting shall be an integrated part of the storefront design. Low voltage, pendant mounted, adjustable track and fully recessed incandescent are allowable lighting methods in the Design Control Zone. Special lighting and custom lighting that enhances the design concept are encouraged. Glare, as observed from the street, is prohibited. All Design Control Zone lighting is required to be on a dimmer. Lighting levels and fixtures in public view shall be approved by Landlord.

All walls within this zone shall be provided with high quality finish materials — plain painted surfaces are not permitted. Materials such as stone, tile, wood panels, high quality wall coverings, the use of trim and other decorative treatments shall be utilized. Slatwall is prohibited in the Design Control Zone.

No signs of any kind are to be hung behind the storefront glass in this area. Posters, hung from poster tracks will need Landlord approval.

Tenants are encouraged to provide ceiling heights as high as possible within the Design Control Zone. Ceiling materials shall be gypsum board, wood or other type of hard surface material. Acoustical ceilings and open ceilings are prohibited in this Zone.

Durable flooring materials, such as stone, ceramic tile, and wood, are required. No carpet or carpet base is allowed in this area.

No checkout counters, temporary sales racks or mass merchandising systems, such as slat-wall or wall standards are allowed in this area.

Electronic surveillance and detection equipment of the tenant’s entry is required to be integrated into architectural elements.

Merchandising within the Design Control Zone shall comply with the following:

High quality show window displays of the Tenant’s merchandise are required at the storefront show windows. The Tenant shall utilize distinctive, high quality and appropriate display techniques, which best showcase the Tenant’s merchandise, including but not limited to the use of mannequins, platforms, tables, etc.

Extending back five feet (5’-0”) from the storefront glazing, the side walls of the store shall be dedicated to storefront display, and the storefront show windows shall not contain “for sale” merchandise.

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INTERIOR REQUIREMENTS

The store interiors shall be an extension of the image created at the Storefront. The character, quality and materials of the tenant’s interior space must be of a consistent level of quality as the storefront design.

Floors

Durable flooring materials, such as stone, ceramic tile, stained concrete, wood or superior grade carpet, are required for all areas visible to the public. Transition of floor materials shall meet building codes, be aesthetically pleasing and be suitable for high traffic conditions.

Walls

Interior demising walls are to be constructed of 5/8” fire rated gypsum board, sealed to the floor and deck above, on metal studs. For existing demising walls, tenants shall extend 5/8” Type X fire rated gypsum board to the underside of metal roof deck (bottom of floor slab where applicable) if not already done so. All other partitions are required to be of gypsum board on metal studs. Exposed concrete or concrete block walls are not allowed in areas visible to the public. Tenants with sound levels considered by Landlord to be disturbing to others will be required to provide a sound attenuation separation between adjoining tenants and common area spaces. All base material is required to be of durable material. Stone, painted or stained wood, ceramic tile and stainless steel are all acceptable. Vinyl or rubber base is not allowed in areas visible to the public. The following materials are also not allowed as wall materials in areas visible to the public:

◾	Carpet
◾	Construction grade wood
◾	Pegboard
◾	Simulated finishes such as stone, brick or glass
◾	For faux paint finishes, a large scale sample must be submitted for approval

Ceilings

Tenants are required to provide a finished ceiling system throughout the public space. Tenant ceilings may consist of 2’ x 4’ x 5/8” thick lay-in acoustical fiberglass tile, vinyl faced, Armstrong Random fissured No. 2910, tegular edged 2’x2’ tile, plaster, gypsum board or other high-end ceiling system. 2’x4’ concealed spline systems are also acceptable. Exposed structural ceilings will be evaluated on an individual basis for appropriateness and integration to the total concept of the design.

Lighting

Tenants are encouraged to create dramatic lighting levels, emphasizing their image as well as their merchandise. Consultation with a lighting consultant is highly encouraged. All lighting systems must be designed to avoid direct sight lines of the light sources from common walk areas. Lighting must be integrated into the design of the store and into the architectural components. Strip fluorescent lighting of public areas is prohibited.

Indirect linear fluorescent cove lights designed with overlapping fixtures or recessed biaxial fluorescent fixtures will be permitted. All fluorescent, incandescent and H.I.D. lighting is required to be fully recessed or indirect, except within the Design Control Zone. Flashing lights, chaser lights, excessively bright lights or other similar lighting is not allowed. Internal illumination of display cases shall be by concealed sources.

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Restrooms

Verify with Lease Outline Drawing (LOD) whether or not restrooms will be provided for Inline Tenants, unless specified in Lease otherwise, whereby Landlord provides restrooms.

Tenants shall furnish toilet facilities accessible to the public and store employees. These facilities shall comply with the International Plumbing Code, Americans with Disabilities Act (A.D.A.) and all applicable codes as enforced by local authorities.

Sound Systems

All speakers and sound systems are Tenant’s responsibility. Any outdoor speakers are subject to Landlord approval with regard to volume, hours of operation, and music type.

RETAIL SIGNAGE GUIDELINES

Goal

Retail Signage in Shoppes at Springfield Commons will be used to contribute to and help create a lively atmosphere, establish the identities of tenants and give clear, functional information.

General Sign Criteria

Retail Signage is expected to enhance and extend the spirit of the architecture for the Shoppes shopping district, clearly expressing the trade name while also serving as an expression of the high quality of merchandise and services within. Creative and expressive signage solutions are strongly encouraged as well as a combination of quality materials, lighting methods, colors, type styles and graphic elements. Graphic design shall be imaginative, simple and clear.

Signage shall be limited to the logo and/or trade name (dba) of the Tenant. Additional icon/imagery will be considered, at the sole discretion of Springfield Shoppes Associates, L.P. (the Landlord), provided it contributes to the overall identity and design of the store. Tenants shall retain the services of a professionally trained graphic designer to create their identity and sign program. The design of signs, including the materials, color, texture, size, scale, shape, height, and placement shall be harmonious with that of the architecture and design of Retail Tenant premises and buildings within developement. All signage design is subject to Springfield Township approval.

All signs shall be fabricated and installed in compliance with all applicable building and national electrical codes and bear a U.L. label concealed from public view. Sign fabricator’s labels shall also be concealed from public view. All signs must be controlled/operated via a time clock, operating times to be determined by the Landlord.

Sign Area

Sign area is defined as the total area within regular geometric shapes enclosing the limits of lettering, logos or other figures of a sign, including any material or color forming an integral part of the sign or used to differentiate the sign from the background against which it is placed. Structural support members, frames or otherwise ancillary components bearing no copy are excluded from the sign area. Signs shall be sized to fit their context proportionately and aesthetically. In the case of double-sided signs when faces are of the same shape and dimensions, back-to-back, and parallel, such as Blade Signs only one face of each such sign shall count towards the Tenant’s total allowable sign area.

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The Tenant’s total allowable sign area shall be as defined in the Springfield Township Ordinance No. 4-2010, 508 Signs. Following are the criteria controlling each type of sign and limiting the sizes or areas of each type of sign. Note that certain types in the Optional Signs section below may not be limited in area and for may not be counted toward the Tenant’s total allowable sign area. Tenants are encouraged to take advantage of such unlimited or uncounted sign types to further enliven their storefronts.

If in the Landlord’s opinion a proposed sign does not fit with the Project in any way, then the sign shall be adjusted accordingly. The sign criteria described herein does not constitute code or standards which would allow a Tenant to install and maintain a sign that meets the minimum criteria described, but which is objectionable to the Landlord.

Sign Types

A.	Fascia Signs (required)
B.	Blade Signs (required where applicable)
C.	Address Signs (required)
D.	Optional Signs
F.	String Lighting
G.	Temporary Storefront Barricade
H.	Prohibited Signs
I.	Obscene Prohibited Material

A. Fascia Signs

Retail Tenants are typically permitted one Fascia Sign per storefront elevation, the total face area of which shall count towards the Tenant’s total allowable sign area. Fascia Signs are typically located above storefront display windows and/or entry doors. A second Fascia Sign located at the rear of a tenant space may be permitted at the Township’s discretion should the tenant provide either a rear pedestrian entrance or a substantial rear store display.

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The Landlord encourages a variety of illumination methods for Fascia Signs including externally-(indirectly) illumination, halo-illumination, or face-illumination. Face illuminated signs can include closed or open face channel logos with exposed neon or pushed-through acrylic. Plastic, Acrylic, or Polycarbonate faced signs are not particularly encouraged by the Landlord unless they can be done in a manner that is of exceptional design & construction quality, and they avoid any illumination hot-spots. Encouraged Fascia Signs are:

◾	Individual letters pinned or pegged off the building wall surface or fascia.
◾	V-grooved letters cut into stone or stucco.
◾	Dimensional painted or gilded letters and logos.
◾	Halo-illuminated reverse channel letters and logos.
◾	Halo-illuminated reverse channel letters or indirectly illuminated dimensional letters mounted on spandrels above the storefront

For all Fascia Signs, the following shall apply:

◾	Signs are limited to logos and individual letters in the Tenant’s typestyle and/or colors.
◾	No sign shall be more than 75% of the total width of the tenant frontage.
◾	For tenants located on a corner, each side of the tenant frontage shall be calculated separately to determine the total sign size allowed per frontage.
◾	No sign shall extend above the lowest part of the fascia along tenant frontage.
◾	A sign shall comfortably fit its building and location. If, in the Landlord’s opinion it does not, then sign size, area and/or letter height shall be adjusted accordingly.
◾	Fascia signs may be attached flat against or pinned away from walls or spandrel panels.
◾	Signs may project a maximum of 12”.
◾	A variety of finish materials and lighting treatments are encouraged.
◾	See Section 3.0 below for photo examples of Fascia Signs.

B. Blade Signs

Tenants may request to install projecting Blade Signs perpendicular to the building facade. Details and materials of Tenant Blade Signs shall display the unique character of the Tenant. The body of the projecting Blade Sign may be a custom shape or a combination of up to 3 dimensional objects/shapes. Creative and unique designs using multiple layers and depth are encouraged. See Section 4.0 below for photo examples of Blade Signs.

For all blade signs, the following shall apply:

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◾	Blade signs are limited to an area of 8 square feet (per face).
◾	Blade Signs shall be mounted or suspended perpendicular to the building facade, shall project 18” to 42” from the building surface and be no greater than 42” in vertical dimension.
◾	Sign mounting height shall be carefully set to avoid signs being obscured by awnings, canopies or nearby building forms. No portion of a sign projecting more than 4” from wall surface shall be lower than 8’-0”.
◾	The Tenant is required, where permitted, to install one (1) Blade Sign at his storefront. Tenants at corner locations may elect to install a sign at each storefront face. Tenants with long storefronts may install up to two (2) Blade Signs at a minimum spacing of thirty (30) feet apart.

C.       Address Sign

Clear address identification is required, and shall be located at entry in accordance with all local fire codes. Address shall be a minimum of 4” tall.

D.       Optional Signs

Optional Signs may, at the Tenant’s discretion, include any or all of the following. See Section 5.0 below for photo examples of Optional Signs.

◾	Street Canopy Signs consisting of individual cut metal letters standing atop a canopy edge, subject to Township requirements.
◾	Awning Signs with letters no taller than 8 inches located on the vertical awning flap (valance). Wall-Mounted Plaques adjacent to a Tenant entrance and no bigger than 4 square feet.
◾	Applied Window Graphics located no higher than 4 feet above grade with letters no taller than 8 inches.
◾	Interior Signs visible through the storefront but located within the store to a maximum of 10%of the total area of the Tenant Control Zones.

Of the above, only Street Canopy Signs and Awning Signs shall count towards the Tenant’s total allowable sign area.

See Section 6.0 below for photo examples of Grand Projecting Signs. The Landlord strongly encourages such sign types as:

◾	Letter and logo forms painted, gilded or screen printed onto a sign panel.
◾	Reverse channel letters and logos with halo illumination.
◾	Open channel letters and logos with exposed neon illumination.

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◾	Three-dimensional artistically sculpted object signs.
◾	Internally illuminated channel letters with matte finish acrylic faces and no exposed raceways.
◾	Three-dimensional sign with internally illuminated component.
◾	Two-sided sign with exposed neon.
◾	Three-sided sign with exposed neon.

E. String Lighting

String Lighting includes outdoor lighting of flexible or rigid construction used to outline or decorate any structure, including principal or permanent accessory structures.

Tenants are prohibited from using String Lighting except used as a Christmas decoration unless approved by the Landlord. If used as Christmas decoration, the lighting will not be erected before November 15 and must be removed by January 15. Businesses wishing to use string lighting, for other uses besides Christmas decoration, must submit for Landlord approval using the same process as for signs.

F. Temporary Storefront Barricade

During tenant fit-out, Retail Tenants are encouraged to construct temporary barricades to contribute to and help create a lively atmosphere and establish the identities of the Tenant.

Temporary barricades are expected to enhance and extend the spirit of the architecture for the retail facility, clearly expressing the trade name while also serving as an expression of the high quality of merchandise and services within. Creative and expressive signage solutions are strongly encouraged as well as a combination of quality colors, type styles and graphic elements. Graphic design shall be imaginative, simple and clear, with subtle design preferred. No text shall be taller than 30”. The temporary barricades should not be used as a billboard. No other commercial messages, besides “Coming Soon”, trade name and/or opening date, shall be allowed on the temporary barricade. All signage design is subject to Landlord approval.

G. Prohibited Signs

See Section 7.0 below for photo examples of Prohibited signs.

◾	Temporary signs.
◾	No advertising placards, banners, pennants, signs, devices, slogans, symbols or marks other than those specifically approved by the Landlord shall be affixed to glass panes or supports of store windows, doors, or to the exterior of the storefront or within the Display Zone.

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◾	Unless required by local ordinance, signs may not display on any portion; the name, logo, stamps, decals or other such information of the sign manufacturer or installer,
◾	Animated components, flashing lights, rotating or flashing signs, formed plastic, or box or cabinet- type signs.
◾	Freestanding and portable signs designed to be moved from place to place, excluding A-frame sandwich boards.
◾	All vehicle signs, except for the identification of a business on a vehicle used primarily in the conduct of the business, and not projecting from the usual profile of the vehicle.
◾	Balloons and inflatable signs.
◾	Freestanding signs advertising hire or the availability of employment.
◾	Signs that emit sound, odor or visible matter.
◾	Signs that bear or contain statements, words or pictures of an obscene, immoral or illegal character. See Section I below.
◾	Signs with exposed raceways, conduit, junction boxes, transformers, lamps, tubing or neon crossovers of any type.
◾	Fluorescent or reflective signs.
◾	Simulated materials (i.e. wood grained plastic laminate), wall covering, paper, cardboard or plastic foams of any type.
◾	Internally illuminated canopy graphics.
◾	Non-sealed or exposed sign foam.
◾	Vacuum formed polycarbonate sign faces.
◾	Internally illuminated sign cabinets.
◾	Un-edged or uncapped plastic letters without returns.
◾	Exposed lamps that cause glare.
◾	Non-ornamental hardware used to attach sign to storefront may not be exposed to view.

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H. Obscene Matter Prohibited

Signs displaying obscene matter are prohibited. Obscene matter was defined by the U.S. Supreme Court in Miller v. California as:

(a)       The average person applying contemporary community standards would find that the work, taken as a whole, appeals to the prurient interest;

(b)       The average person applying contemporary community standards would fmd that the work depicts or describes, in a patently offensive way, sexual conduct; and,

(c)       The work, taken as a whole, lacks serious literary, artistic, political, or scientific value.

◾	Community: Springfield Township, Mercer County, Pennsylvania.
◾	Matter: Any printed or written materials, or any picture, drawing, photograph, or other pictorial representation that is obscene.
◾	Patently offensive: That which goes substantially beyond customary limits of candor in describing or representing such matters.
◾	Prurient interest: A shameful or morbid interest in sex.
◾	A sign may also be deemed obscene at the Landlord’s discretion.

Quality of Sign Materials and Construction

Material Quality

Tenants are strongly advised to use metals in the fabrication of signs and to limit the use of plastics in signs. Recommended sign materials are:

◾	Painted metals.
◾	Etched or polished metals.
◾	Cut steel, fabricated steel and stainless steel.
◾	Dimensional letter forms of metal with seamless edges.
◾	Opaque materials with matte finishes.

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Construction Quality

Tenant shall have its signs fabricated in accordance with the Springfield Township approved Sign Regulations. Signs shall be constructed in accordance with the following requirements:

◾	Tenant shall have its sign contractor submit required insurance certificate prior to commencement of any work on the property.
◾	Tenant shall have its sign contractor meet with the Landlord for a pre-construction meeting prior to the placement of the Tenant’s sign.
◾	Tenant shall be responsible to have sign contractor immediately repair any damage caused by its work on the property.
◾	All signs shall be fabricated and installed in compliance with all applicable building and electrical codes and bear a UL label concealed from public view. Any blocking or preventative and structural modifications will be at the responsibility of Tenant and exterior finishes shall be repaired to match existing.
◾	All conduit, raceways, crossovers, wiring, ballast boxes, transformers and other equipment necessary for sign connection shall be concealed.
◾	All bolts, fastenings and clips shall consist of enameling iron with porcelain enamel finish, stainless steel, anodized aluminum, brass or bronzed; or carbon-bearing steel with painted finish.
◾	Separate all ferrous and non-ferrous materials with non-conductive gaskets to prevent electrolysis. In addition to gaskets, provide stainless steel fasteners to secure ferrous to non-ferrous metals.
◾	All sign fabrication shall be of excellent quality conforming to industry standards. Logos and typestyles shall be accurately reproduced.
◾	Signs shall be of durable rust-inhibited materials appropriate and complementary to their building.
◾	Formed metal shall be fabricated using full-weld construction.
◾	Visible welds shall be continuous and ground smooth. Rivets, screws and other fasteners that extend to visible surfaces shall be flush, filled and finished so as to be unnoticeable.
◾	Threaded rods or anchor bolts, concealed from public view, shall be used to “float” elements from mounting surfaces. Angle clips are prohibited.
◾	Light sources in sign components shall be of the same type, color and intensity and shall provide uniform illumination.
◾	Light leaks not integral to the sign design are prohibited.
◾	All bolts, fastenings and clips shall be either enameled iron with porcelain enamel finish, stainless steel, anodized aluminum, brass, bronze or carbon-bearing steel with painted finish. Black iron is prohibited.
◾	Paint colors and finishes shall exactly match the colors specified on the approved plans.

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◾	Surfaces with color mixes or hues prone to fading (e.g., pastels, complex mixtures, intense reds, yellows and purples) shall be coated with ultraviolet-inhibiting clear coat in a matte or semigloss finish.
◾	Joining of materials (e.g., seams) shall be finished in such a way as to be unnoticeable.
◾	Finished metal surfaces shall be free of canning and warping. All sign finishes shall be free ofdust, orange peel, drips, runs, and shall have a uniform surface conforming to the highest standards of the industry.
◾	Penetrations into building walls, where required, shall be made waterproof.
◾	Locations of all building wall openings for conduit sleeves and supports shall be indicated by the Sign Contractor on shop drawings submitted to the Township. The Sign Contractor shall install same in accordance with approved drawings.
◾	Reverse channel halo letters shall be pinned 1 1/2” off building walls, shall have clear acrylic backings, and PK housing shall be mounted flush to building surfaces.
◾	Depth of halo letters shall not exceed 5” from the face of the mounting surface.
◾	The back side of all bare sign neon shall be painted to provide an opaque finish.
◾	Neon and other exposed light sources shall be 8’ minimum above ground level.

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Fascia Sign Examples

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Fascia Sign Examples (cont.)

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Blade Sign Examples

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Optional Sign Examples

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Optional Sign Examples (cont.)

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Prohibited Sign Examples

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Tenant Sign Submission and Annroval Process

In striving toward a mixed-use development with an evocative experience and exciting sense of discovery, the Landlord seeks a variety and diversity in signage design, materiality, and illumination. To that end, the Landlord reserves the right to assess each tenant sign submittal within the context of surrounding tenant sign designs. Tenants shall submit sign designs to the Landlord for approval as defined below. After receiving Landlord’s approval of signs, the Tenant shall, at his sole expense, apply for and receive a sign permit from Springfield Township. In any conflict between these criteria and the Township’s ordinances, the more restrictive shall prevail. The Tenant shall contact the Township for all matters regarding sign submissions and permits.

Design, materials, construction and installation of all tenant signs will be subject to the Landlord’s approval and will be done solely at the Tenant’s expense (including approval process). The design submission must be completed as outlined. Each application will be considered on its individual merit. No design will be approved until all documents are received. Proposed signs shall be shown in all Tenant submissions. Fabricator shop drawings shall be submitted for final approval.

Tenant Sign Submission Requirements

The Tenant shall submit for review and written approval three (3) complete sets of sign drawings to the Landlord prior to any submission to the Township for a sign permit or sign fabrication. The details submitted shall include the following:

◾	Elevation of storefront showing design, location, size and layout of sign drawn to scale indicating dimensions, attachment devices, construction details including electrical connections and conduits.
◾	Plan view of the sign on the building drawn to scale including dimensions.
◾	Section through letter and/or sign panel showing the dimensioned projection of the face of the letter and/or sign panel and the method of illumination as well as attachment devices and construction details including electrical connections and conduits.
◾	Sample board showing actual materials and color(s).

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MECHANICAL, ELECTRICAL, PLUMBING, FIRE PROTECTION REQUIREMENTS

DIVISION 15000

1.01 General:

A.	This document establishes the criteria and constraints Tenants must follow in the design and installation of their HVAC systems in conjunction with the Tenant’s lease. If, in the opinion of Landlord, deviations from these requirements in certain instances are justified, the Tenant shall obtain prior permission for such deviations from Landlord in writing. Landlord shall be able to revise this Design Criteria as deemed necessary by Landlord from time to time.
B.	Attention is called to the fact that the work is to be performed within an existing, operational facility. Tenant shall visit the project site, thoroughly investigate and be familiar with all existing conditions, which will affect their work, especially the work to be performed above the existing ceilings. Tenant shall connect new work to existing work in a neat and workmanlike manner. Tenant must secure Landlord’s written approval prior to cutting existing structure or roof or interfering with work. Disturbed or damaged structure or roof shall be replaced or repaired to its prior condition. Coordinate all work with Landlord roofing contractor.
C.	Tenant must submit to Landlord for review all documents and specifications for the design and installation of all mechanical systems. Landlord approval hereinafter referenced shall not imply acceptability of any system’s operating performance or design. Landlord’s review is for compliance with this criteria and compatibility of tenant’s mechanical system with what is being provided by Landlord.
D.	All Tenant Mechanical Drawings shall be stamped by a registered professional engineer licensed in the State of Pennsylvania.
E.	Tenant shall secure and pay all fees associated with all permits and licenses required for execution of the Contract. Arrange for all inspections required by local, city, county, state and other authorities having jurisdiction, and deliver certificates of approval to Landlord.
F.	The installation of all mechanical systems shall be in compliance with Standard Building Code and all local codes.
G.	Remove all existing combustibles, non-rated exposed low voltage conductors, etc. from the tenant area plenum.
H.	Cuts, penetrations, flashing or openings in the roof membrane must have the written permission of Landlord and must be completed by Landlord’s roofing contractor, at Tenant’s expense.

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1.02 Materials: (Applies to all spaces)

A.	All materials shall be new except that existing ductwork, etc., from previous tenants may be repaired, modified and reused if it meets this criteria, applicable codes and approved in advance by Landlord. Drawings shall clearly indicate materials proposed to be reused. No unused materials may be abandoned.
B.	All supply, return, exhaust, relief and outside air ductwork shall be Galvanized sheetmetal shall be lock-forming grade G90-ASTM A 525 hot dip galvanized steel sheets. Sheetmetal shall be galvanized on each side with not less than 1.25 ounces of zinc per square foot. Exposed ductwork shall be galvanized metal spiral duct.
C.	Any equipment and ductwork not currently existing shall be provided by the Tenant; including liner, insulation, flexible duct, etc. All supply and return ductwork shall be constructed for standard 1” WC static pressure class at 2500 FPM with Class C seals and is herein defined as “low pressure ductwork”.
D.	Flexible ductwork shall be Thermaflex M-KE (U.L. 181 listed, Class 1 flexible air duct) or equal. Air connectors are not acceptable. Size to match device neck, provide round duct runouts to maintain a maximum flexible duct length of 8’-0”. Flexible ducts shall be installed without kinks or bends, which are less than a centerline radius equal to or greater than twice the diameter of the flexible duct being installed. Provide square to round adapters or boots to connect to air device neck when required.
E.	All changes in direction and branches of all piping systems shall be made with manufactured fittings. The use of offset-type reducers or bushings is strictly prohibited in any piping system.
F.	Install duct detectors as required to disable unit in event of smoke or fire.
G.	Black steel utilized for grease exhaust ductwork shall be minimum 0.054” thick (16 gauge MSG) black carbon steel. Access panels shall be secured to the duct in a similar manner to the prescribed in NFPA 96 for the hood-to-duct connection. Ductwork shall have access panels, traps, slope, etc. as required by NFPA 96. Grease exhaust ductwork shall be constructed with smooth elbows and transitions. There shall be no obstructions that could collect grease, including but not limited to: flanges, ductwork overlaps, transitions, turning vanes, access hatch lips, etc. The grease exhaust ductwork shall have zero-clearance to combustibles wrap throughout. Coordinate the insulation with all required access panels, drains, etc as required by NFPA 96.
H.	Duct liner shall be provided for the first 10 feet downstream of all roof top units and split systems; all return ductwork shall be lined. All supply air ductwork which is not lined shall be insulated. All supply air ductwork which is on the top floor, downstream of a PIU serving an exterior exposure or is within 25 feet of an exterior door shall be insulated. All outside air ductwork shall be insulated. Duct insulation shall be 2” thick, minimum 3/4 lb. density fiberglass with an FSKL 0.00035” thick aluminum foil jacket, reinforced with fiberglass scrim. Thermal conductivity shall be a maximum of K = 0.24 at 75 degrees F. mean temperature.

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I.	Duct liner shall be one inch thick, 1 1/2 lb. density fibrous glass with one face coated with a black fire retardant compound. The permanent composite fire and smoke hazard rating of the liner shall be stenciled on the liner face and shall be:
1.	Maximum flame spread 25
2.	Maximum smoke developed 50
J.	Tenant shall provide a spin-in fitting with integral scoop and volume damper at all flexible run-out connections in low-pressure supply air ductwork.
K.	All underground sanitary, waste and vent piping shall be by Tenant and shall be schedule 40 PVC. Cleanouts shall be provided, as a minimum, where required by Code.
L.	All above ground sanitary, waste and vent piping shall be by Tenant and shall be hubless cast iron soil pipe. Joints on hubless cast iron soil pipe shall be made with neoprene couplings and stainless steel clamps.
M.	Aboveground domestic water system piping shall be by Tenant and shall be Type L hard drawn copper tubing with wrought copper fittings and soldered joints. Gate valves shall be constructed with a bronze body, non-rising stem and be as manufactured by Milwaukee, Nibco, Stockham or an approved equal. All water hammer arrestors shall be PDI Certified, sized for the fixture units served; Josam, Jay R. Smith or Zurn. Soldered joints shall be made with tin-antimony/silver solder. Solder containing lead shall not be permitted.
N.	Natural gas piping shall be installed by Tenant and shall be Schedule 40 black steel complying with ANSI B36.10. Fittings shall be steel or malleable iron. Joints shall be welded within plenum spaces and shall be threaded on the roof. Gas cocks shall meet ANSI B16.33.
O.	Provide pipe insulation over all above ground hot and cold water piping. All pipe insulation products shall have a permanent composite insulation, jacket and adhesive fire and smoke hazard rating as tested by procedure ASTM-84, NFPA 255 and UL 723 not exceeding Flame Spread 25 or Smoke Developed 50. Preformed insulation shall be 3/4” thick preformed fiberglass pipe insulation with white all-service jacket. All longitudinal joints shall be lapped, self-sticking type with all butt joints, tears, etc. sealed with a matching white vapor barrier tape. Elbows shall be mitered or may be Zeston covers filled with equivalent fiberglass insulation.
P.	Pipe hangers, hanger rods, upper attachments and other supports shall be selected based on pipe size plus insulation and the weight of the water being transported. Provide all hangers and rods, turnbuckles, angles, channels, and other structural supports to support the plumbing systems. Hangers and supports shall be Michigan, ITT Grinnell or B-Line. All material utilized for the hanging and support of the piping systems shall be manufactured products which are specifically intended for the purpose of hanging piping systems. The use of wire, steel straps, plastic ties, etc. is strictly prohibited.
Q.	Pipe hangers selected for supporting horizontal insulated piping shall be sized to fit around the outside of the pipe insulation, which shall be supported on galvanized shields.

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1.03 Design Criteria:

Retail Tenant’s Mechanical Work

A.	Each retail tenant will be provided with a roof top unit. The system shall be sized based on maximum of 350 SF per ton. Units shall be provided with gas heat.
B.	Tenant’s mechanical drawings shall have the following tabulation complete with all data outlined below:
1.	Gross leased area in square feet
2.	Total number of people (50 SF/person)
3.	Total electrical wattage
4.	Lighting: watts (1.5 watts/SF Max)
5.	Appliances/Equip. watts (2.0 watts/SF Max)
6.	Total electrical wattage per square foot: 3.5 watts/SF Max
7.	Total design CFM of supply air:
8.	Total design CFM of outside air:
9.	(Based on the following total sensible and 20 degrees F. diffusion temperature difference).
10.	Conduction and solar:	BTU/HR. (submit calculations)
11.	Electrical:	BTU/HR. (submit calculations)
12.	People Sensible:	BTU/HR. (submit calculations)
13.	TOTAL SENSIBLE:	BTU/HR. (submit calculations)
14.	Heat Loss:	BTU/HR. (submit calculations)
C.	When the Tenant design calculations indicate a requirement for conditioned air in excess of that indicated on the LOD, the Tenant will provide additional conditioned air, at Tenant’s expense.
D.	Tenant must comply with Federal and State Energy Conservation requirements, local Mechanical, Electrical and Building Codes.
E.	Temperature Control: Each packaged air conditioning system will be provided with a 7-day programmable thermostat. The tenant is responsible for locating (relocating) the thermostat during fit-up
F.	Balancing: Tenant shall balance their system for optimum performance of their systems utilizing an AABC certified test and balance agency.
H.	Exhaust and makeup air must be balanced in order to eliminate intrusion of infiltration of unconditioned air into the building. Tenant space must maintain a 10% positive relationship to the outdoors.

Restaurant Tenant’s Mechanical Work

A.	Each restaurant tenant will be provided with an RTU. The system shall be sized based on 140 SF per ton. Units shall be provided with gas heat. Everything else required for a working system i.e. ductwork supply and return, diffusers, registers, louvers, and control wiring shall be installed by tenant.
B.	The Tenant’s design and installation of restaurant grease (hood) exhaust systems will be provided by Tenant and will be based on the Standard Mechanical Code and NFPA 96

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C.	All grease (hood) exhausts must be discharged directly to roof through welded steel ductwork per Code. Fan shall be sized appropriately and be provided by Tenant. Grease exhaust openings shall be located at least fifteen feet from the nearest outside air intake.
D.	All exhaust hood fans shall have a drain routed to Tenant’s grease trap.
E.	Exhaust and makeup air must be balanced in order to eliminate intrusion of infiltration of unconditioned air into the building. Tenant space must maintain a 10% positive relationship to the outdoors.
F.	Design of hood in restaurant exhaust must contain grease collection systems and automatic fire protection systems.
G.	All makeup air must be supplied by Tenant via packaged rooftop equipment. Makeup air units requiring heat shall use gas.
H.	Tenants must coordinate with Landlord and adjacent tenants to ensure that there is a horizontal separation of exhaust and intake to ensure that food odors do not affect adjacent tenants.
I.	Tenants are required to install a greaseguard system at all grease exhaust vents. Greaseguard system must be maintained per manufacturers recommendations.
J.	Verify with LOD whether grease trap is provided by Landlord (for end cap restaurants only). If inline tenant requires a grease trap, then trap shall be installed by tenant. Grease traps are to be sized in accordance with usage as well as any local codes.
K.	Tenants are encouraged to install a grease recycling system within their spaces to help provide for safe, clean disposal of cooking oil. Tenant to arrange service with local vendor.

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PLUMBING TECHNICAL CRITERIA

DIVISION 15400

2.01 General:

Inline tenants to consult LOD to determine what is provided by Landlord, which will vary due to Lease requirements.

A.	Each retail tenant space (unless otherwise noted in Work Letter) is to be provided with one tank-type water closets and one wall mounted lavatories: one unisex bathroom. A mop sink will be provided in the bathroom. A bi-level electric water cooler will be provided outside the toilet room. Any additional fixtures shall be the responsibility of the Tenant.
B.	Each retail tenant space will be provided with a 6-gallon electric water heater mounted above ceiling sink for the restroom fixtures. Water heaters for kitchen equipment will be provided under the tenant build-out phase.
C.	An overhead domestic water main will feed all restaurant and retail spaces. Assuming a peak demand of 50 gpm for a restaurant tenant space, a 2” CW tap with a sub-meter will be provided to serve each tenant space. A 1½” CW tap is provided above ceiling at plumbing riser for office tenants to connect to.
D.	A 4” sanitary and 3” vent tap is provided within each restaurant and retail tenant. A 4” grease waste tap is provided, below grade, for restaurant tenants. A 4” sanitary and 3” vent tap are provided at each plumbing riser for office tenants to connect to.
E.	The fire protection shall include the following:
1.	Sprinkler system, complete, per Code and NFPA requirements.
2.	Engineered drawings and calculations will be provided by subcontractor
3.	A dedicated supervised valved connection shall be provided for each tenant space.
4.	Locate mains and laterals above bottom cord tight to structure.
5.	Landlord approved sprinkler contractor will need to modify existing sprinkler heads as necessary to fit overall store layout
6.	Sprinkler heads to be semi- recessed throughout, except in areas of drywall ceiling, where they must be recessed type with cover plates

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ELECTRICAL TECHNICAL CRITERIA

DIVISION 16000

3.01 General:

A.	This document establishes the criteria and constraints Tenants must follow in the design and installation of their electrical systems in conjunction with the Tenant’s lease. If, in the opinion of Landlord, deviations from these requirements in certain instances are justified, the Tenant shall obtain prior permission for such deviations from Landlord in writing. Landlord shall be able to revise this Design Criteria as deemed necessary by Landlord from time to time.
B.	Attention is called to the fact that the work is to be performed within an existing, operational facility. Tenant shall visit the project site, thoroughly investigate and be familiar with all existing conditions, which will affect their work, especially the work to be performed above the existing ceilings. Tenant shall connect new work to existing work in a neat and workmanlike manner. Tenant must secure Landlord’s written approval prior to cutting existing structure or roof or interfering with work. Disturbed or damaged structure or roof shall be replaced or repaired to its prior condition.
C.	Tenant must submit to Landlord for review all documents and specifications for the design and installation of all electrical systems. Landlord approval hereinafter referenced shall not imply acceptability of any system’s operating performance or design. Landlord’s review is for compliance with this criteria and compatibility of tenant’s electrical system with what is being provided by Landlord.
D.	All Tenant Electrical Drawings shall be stamped by a registered professional engineer licensed in the Commonwealth of Pennsylvania.
E.	Tenant shall secure and pay all fees associated with all permits and licenses required for execution of the Contract. Arrange for all inspections required by local, city, county, state and other authorities having jurisdiction, and deliver certificates of approval to Landlord.
F.	The installation of all electrical systems shall be in compliance with National Electric Code and all local codes.
G.	Cuts, penetrations, flashing or openings in the roof membrane must have the written permission of Landlord and must be completed by Landlord’s roofing contractor, at Tenant’s expense.

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3.02       Materials: (applies to all spaces)

A.	All materials shall be new except that existing electrical distribution equipment, etc., from previous tenants may be repaired, modified and reused if it meets this criteria, applicable codes and approved in advance by Landlord. Drawings shall clearly indicate materials proposed to be reused.
B.	All material shall be new and shall conform to the standards where such have been established for the particular material in question. Publications and Standards of the organizations listed below are applicable to materials specified herein:
1.	American Society for Testing and Materials (A.S.T.M.)
2.	Underwriter’s Laboratories, Inc. (U.L.)
3.	National Electrical Manufacturer Association (N.E.M.A.)
4.	Insulated Cable Engineers Association (I.C.E.A.)
5.	Institute of Electrical and Electronic Engineers (I.E.E.E.)
6.	National Fire Protection Association (N.F.P.A.)
7.	American National Standards Institute (A.N.S.I.)
C.	All material shall be Underwriter’s Laboratory (U.L.) listed and U.L. labeled. D. Material of the same type shall be the product of one manufacturer.

3.03 Design Criteria:

Retail and Restaurant Tenant Electrical Work

A.	Each retail and restaurant tenant shall be provided with a 150 amp, 120/208Volt (3-phase/4 wire), 42 pole electrical panel at the rear of the demised space.
1.	Each tenant shall provide metering equipment approved by the power company in order to setup billing from the power company directly to the tenant.
B.	The electrical demand load calculated per the National Electrical Code for standard retail tenant spaces shall limited to 20Watts per square-foot.
C.	The electrical demand load calculated per the National Electrical Code for restaurant tenant spaces shall be limited to a maximum of 50Watts per square-foot.
D.	The AIC rating of the circuit breaker shall exceed the available fault current at the wire trough.
F.	Each tenant’s panels will be located within their tenant space. All branch circuits within a tenant space must originate from panels located in the tenant space; and, tenant panels and transformers (if necessary) are not permitted in the main electrical room.
G.	Empty conduit routed overhead from the main electrical room terminating in a tenant’s space maybe used by that tenant for installation of feeder conductors, telephone, and fire alarm.

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General Electrical Requirements

A. Feeders

1.	Feeders shall be copper. Aluminum feeders will be considered for long runs with ratings above 150 amps. Aluminum conductors will not be allowed for feeders serving mechanical loads, pumps or elevators.
2.	Raceway shall be EMT except when installed in concrete in contact with the earth, in which case the raceway shall be rigid steel or Schedule 40 PVC. Feeders subject to damage shall be in rigid steel conduit. Feeders in concrete may be Schedule 40 PVC. Equipment will be installed with grounding conductors on all raceways.

B. Branch Circuits

1.	All branch circuits shall be copper and shall be installed in EMT except when in concrete in contact with the earth, the raceway shall be rigid steel or Schedule 40 PVC. Branch circuits subject to damage shall be in rigid steel conduit. Equipment grounding conductors will be installed in all raceways.
2.	Branch circuits installed in walls and ceilings will be in flexible metal conduit cable Type MC with an insulated equipment grounding conductor where allowed by local authorities. ENT flexible conduit will not be specified.

C. Conduit System

1.	Raceway installed below grade or below slabs shall be Schedule 40 PVC conduit. All 90° elbows in a PVC raceway system shall be PVC coated GRC. Raceway installed within slabs on grade and in locations subject to damage shall be galvanized rigid steel (GRS) conduit. All other raceway shall be electrical metallic tubing (EMT). All 90° elbows in a PVC raceway system will be PVC coated GRC type.
2.	EMT fittings shall be steel “rain-tight”, gland and ring compression type. Connectors shall have insulated throats.
3.	The minimum conduit size shall be 1/2”, except flexible conduits between outlet box and lighting fixtures may be 3/8”.
4.	Flexible conduits shall be steel metallic type with liquid-tight type used in exterior mechanical equipment and other damp/wet locations.
5.	All electrical junction and outlet boxes shall be accessible.

D. Conductors

1.	Conductor size for power circuits shall be minimum No. 12 AWG. Conductors No. 10 AWG and smaller shall be solid copper, 90°C, type THWN-2. Conductors larger than No. 10 AWG shall be stranded copper, 75°C THWN-2.

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E. Convenience outlets

1.	Convenience outlets in all areas shall have a 15A or 20A rating.
2.	Receptacles within 6’ of sinks shall GFCI type.
3.	Receptacles will be located within the range of reach limits as defmed in the applicable accessibility regulators.
4.	Receptacles will be located in all tenant spaces at not more than 20’ centers.

F. Devices

1.	All devices shall be specification grade.
2.	Device plates shall be smooth high-impact nylon type with finish to match the device(s). Stainless steel device plates shall be provided in the toilet rooms, mechanical rooms, loading dock areas and damp areas. Jumbo or mid-size plates shall be provided for devices in masonry walls. Exterior devices shall have weather proof gasketed covers.
3.	Switches shall be 20A, 120/277V, Single Pole, Rocker, Silent Operation type with ground screw:

Lighting

A.	The lighting design (fixture layout, fixture selection and method of control) shall be prepared in collaboration with the Architect. The total building envelope shall meet the requirements and/or restrictions of any local energy codes.
B.	Energy efficient incandescent and fluorescent lighting will be used.
C.	The color temperature of fluorescent lamps shall be 3000°K and a minimum CRI of 80. Fluorescent lamps shall be T8 energy saving type.
D.	All incandescent lamps shall be 130 volt unless otherwise specified.
E.	Fluorescent ballasts shall be Class “P” energy conserving electronic type with SEM/ETL Certification for full light output. Ballasts shall have an average input wattage of 62 watts when operating two F32T8 instant start fluorescent lamps. Compact fluorescent ballast shall be electronic.

Fire Alarm System

A.	The Fire Safety System shall be a micro-processor based, network oriented, addressable multiplexed stand-alone fire alarm initiating device monitoring and supervising system and life safety type voice alarm annunciation system. The system design shall comply with NFPA, American Disabilities Act and local requirements. System monitoring, communication and signals shall be over two (2) wire plenum rated, shielded twisted pair circuits.

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B.	The system shall monitor the status of all fire protection systems and transmit fire alarm or supervisory signals to the building occupants and other locations as necessary.
C.	The system shall respond to a fire emergency through support and control of the following:
1)	Pre-programmed smoke control sequences by designated zone and emergency automatic and/or manual control of HVAC air systems.
2)	Automatic audio evacuation.
3)	Central station notification.
4)	Sprinkler flow switches.
D.	The fire alarm control panel shall annunciate alarm and trouble signal by individual device, shall permit disable by individual device and shall permit resound by zone.
E.	The main fire panel shall annunciate by floor, zone and type of device. In addition to this requirement where quick identification is not possible, the spaces shall be zoned in increments of 10,000 square feet.
F.	The fire alarm control panel/system shall have the following features:
1.	Four (4) hour battery back-up.
2.	Alpha numeric annunciator display.
3.	Selective individual sensor sensitivity.
4.	Alarm silence, system reset. Trouble acknowledge and supervision.
5.	Automatic sensor integration for alarm verification.
6.	Sensor sensitivity status (dirty condition).
7.	Transient surge suppression on incoming power source, any interface conduits and any system communication circuits outside the building footprint.
G.	Manufacturers of the fire alarm shall match base building.
H.	Tenants will be required to tie into Landlord’s system
I.	Fire Detection
1).	Photoelectric smoke detectors shall be installed in the following areas:
a)	Electric, mechanical, and telephone/data rooms.
b)	Storage rooms.

Special Systems (Telephone, CATV, and Security)

A.	Telephone backboards are available in the electrical room on each floor for tenants to connect to incoming services.

END OF EXHIBIT

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EXHIBIT D

GUARANTY AGREEMENT

This Guaranty Agreement is made as of this 15 day of April, 2019, by Seivers Enterprises, Inc. (hereinafter the “Guarantor”) to Springfield Shoppes Associates, LP (hereinafter referred to as “Landlord”).

WITNESSETH:

WHEREAS, the Guarantor is materially benefited by that certain Lease Agreement dated April 15, 2019, (hereinafter, together with any modifications, amendments, extensions and renewals, referred to as the “Lease”) between Landlord and PittsaFire Pizza, a Pennsylvania Corporation as the Tenant (hereinafter referred to as “Tenant”); and

WHEREAS, the Guarantor hereby agrees to guaranty as hereinafter provided the performance by Tenant of all of the terms, covenants, conditions, obligations, and agreements (hereinafter being collectively called the “Covenants”) contained in the Lease on the part of Tenant to be performed thereunder;

NOW, THEREFORE, in consideration of the making of the Lease and other good and valuable consideration, including the undertakings herein contained, the Guarantor hereby agrees as follows,

intending to be legally bound hereby:

1.       Guaranty of Lease Agreement. Guarantor unconditionally and absolutely guarantees to Landlord for the first five (5) years of the Lease, as the same is defined therein, the prompt payment when due of the Rent and Additional Rent payable under the Lease and the full and faithful performance and observance of any and all Covenants contained in the Lease on the part of Tenant to be performed and observed. Guarantor unconditionally and absolutely covenants to Landlord that, if Tenant shall default at any time in the Covenants to pay Rent and Additional Rent or any other charge stipulated in the Lease or in the performance of any of the other Covenants contained in the Lease on Tenant’s part to be performed, Guarantor will well and truly perform such Covenants, and pay said Rent, Additional Rent, or other charges or arrears thereof that may remain due thereon to Landlord, and also all damages stipulated in the Lease. Guarantor shall pay to Landlord on demand, all expenses (including reasonable expenses for attorney’s fees and reasonable charges of every kind) incidental to, or relating to the enforcement of this Guaranty Agreement. Notwithstanding the foregoing terms of this Guaranty Agreement, the amount guaranteed by Guarantor shall include the unamortized amount of the Tenant Improvement Allowance, plus the unamortized amount of commissions paid by Landlord to the Broker, plus any accelerated Rent, which accelerated Rent shall be capped at the one hundred twentieth (1201) month of the Term. The Tenant Allowance plus the amount of commissions paid to the Broker shall be amortized over the initial five (5) years of the Lease, and at the end of said five (5) years, this Guaranty Agreement shall continue on a one (1) year rolling basis.

2.       No Discharge of Guaranty. Unless otherwise agreed to in writing by Landlord and Tenant, the liability of the Guarantor hereunder shall not be impaired, released, terminated, or discharged, in whole or in part at any time during the Term of the Lease, by any of the following:

(a)       any amendment or modification of the provisions of the Lease;

(b)       any extensions of time for performance, whether in whole or in part, of the covenants of Tenant under the Lease given prior to or after default thereunder;

(c)       any other guaranty now or hereafter executed by the Guarantor or anyone else;

(d)       any waiver of, assertion or enforcement of, or failure or refusal to assert or enforce, in whole or in part, any covenants, claims, causes of action, rights, or remedies that Landlord may, at any time, have under the Lease or with respect to any guaranty or any security that Landlord may hold at any time for or under the Lease or with respect thereto;

(e)       any act or thing or omission or delay to do any act or thing that may in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law;

(f)       the failure to give the Guarantor any notices whatsoever;

(g)       the release of any security, guaranty, or any rights, power, or privileges Landlord may now or hereafter have against any person, entity, or collateral; or

(h)       the assignment or transfer of the Lease to any person or entity.

In the event that any agreement or stipulation between Landlord and Tenant shall extend the time of performance or modify any of the covenants of the Lease on the part of Tenant to be performed, the Guarantor shall continue to be liable upon this Guaranty Agreement according to such agreement or stipulation.

3.       Demand Not Required. To charge the Guarantor under this Guaranty Agreement, no demand shall be required, but Landlord shall give Guarantor a copy of any notice of default provided to Tenant under the Lease. Landlord shall have the right to enforce this Guaranty Agreement without pursuing any rights or remedies of Landlord against Tenant or any other party or any security Landlord may hold, it being intended that immediately upon any breach or default by Tenant in the performance or observance of any covenant in the Lease, Landlord may enforce its rights directly against the Guarantor under this Guaranty Agreement without first proceeding against Tenant. Landlord may commence any action or proceeding based upon this Guaranty Agreement directly against the Guarantor for the full performance of the Lease without making Tenant or anyone else a party defendant in such action or proceeding. Any one or more successive or concurrent actions may be brought on this Guaranty Agreement against the Guarantor either by the same action, if any, brought against Tenant and/or any other party or in separate actions, as often as Landlord, in its sole discretion, may deem advisable.

4.       Waivers. (a) The Guarantor hereby expressly waives and releases (i) notice of the acceptance of this Guaranty Agreement and notice of any change in Tenant’s financial condition; (ii) the right to interpose all substantive and procedural defenses of the law of guaranty and indemnification, except the defenses of prior payment or prior performance by Tenant (of the obligations which the Guarantor is called upon to pay or perform under this Guaranty Agreement) or that there is no obligation on the part of Tenant with respect to the matter claimed to be in default; (iii) all rights and remedies accorded by applicable law to guarantors or sureties, including, without limitation, any extension of time conferred by any law now or hereafter in effect; (iv) the right to interpose any defense (except as allowed under (ii) above), set-off, or counterclaim of any nature or description in any action or proceeding except to the extent that such set-off or counterclaim shall concern Landlord’s nonperformance under the terms and conditions of the Lease and this Guaranty Agreement; and (v) any right or claim of right to cause a marshalling of Tenant’s assets or to cause Landlord to proceed against Tenant, or any collateral held by Tenant at any time or in any particular order.

(b)       The Guarantor hereby expressly waives and releases and expressly disclaims a duty on the part of Landlord to protect, secure or insure any security interest or property subject thereto, and the Guarantor expressly consents to any act releasing or waiving any security interests. Landlord shall have no obligation to protect, secure or insure any security interest, liens or encumbrances granted in the Lease, and the Guarantor’s obligations are expressly said not to be reduced or released by Landlord’s failure or delay to do any acts with regard to security interests or by the invalidity, unenforceability or change in priority or reduction or loss of value of any such security interest.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty Agreement on the day and year first above written.

WITNESS/ATTEST:	PittsaFire Pizza

/s/ Lucy Warren	By:	/s/ Timothy Seivers

	Name:	Timothy Seivers

	Title:	President

WITNESS/ATTEST:

By:

Name:

Title:

EXHIBIT “E”

Rules and Regulations

The following restrictions shall apply to all of the premises located in Springfield Commons until such time as they are amended, modified, repealed or limited pursuant to Article III of the Declaration.

1.       Restricted Activities. The following activities are prohibited within Springfield Commons unless expressly authorized by, and then subject to such conditions as may be imposed by, the Board of Directors:

(a)       Any activity which tends to cause an unclean, unhealthy or unsafe condition to exist outside of the Premises;

(b)       Any activity which emits foul or obnoxious odors, fumes, dust, smoke, or pollution outside a premises or which creates noise, unreasonable risk of fire or explosion, or other conditions which are a nuisance; provided, nothing herein shall preclude normal and customary operation of any restaurant;

(c)       Any activity which violates local, state or federal laws or regulations;

(d)       Outside burning of trash, leaves, debris or other materials;

(e)       Outdoor storage of goods, materials, or equipment, except that (1) outdoor storage of building materials shall be permitted during construction on the premises on which such materials are being stored; (2) outdoor retail displays; and (3) outdoor dining facilities shall be permitted;

(f)       Any activity which would constitute a public or private nuisance;

(g)       Use or discharge of any radio, loudspeaker, horn, whistle, bell, or other sound device so as to be audible to occupants of other premises, except alarm devices used exclusively for security purposes;

(h)       Use and discharge of firecrackers and other fireworks;

(i)       Dumping debris, petroleum products or other potentially hazardous or toxic substances in any storm sewer, drainage ditch, or other component of the storm drainage system serving Springfield Commons, except that fertilizers may be applied to landscaping on the Shopping Center;

(j)       Discharge of firearms; provided, the Board shall have no obligation to take action to prevent or stop such discharge;

(k)       On-site storage of gasoline, heating, or other fuels on premises, except that a reasonable amount of propane gas and other fuel may be stored on each premises for emergency purposes and operation of gas cooking grills and similar tools or equipment, and the Association shall be permitted to store fuel for operation of maintenance vehicles, generators, and similar equipment

(1)       Use of any premises for a going out of business sale, moving sale, rummage sale, or similar activity.

(m)       Any activities which materially disturb or destroy the vegetation, wildlife, wetlands, or air quality within Springfield Commons or which use excessive amounts of water or which result in unreasonable levels of sound or light pollution;

(n)       Operation of motorized vehicles on pathways or trails monitored by the Association;

(o)       Overnight or regular parking of commercial vehicles or equipment, motor homes, recreational vehicles, golf carts, boats and other watercraft, trailers, stored vehicles or inoperable vehicles within the Shopping Center;

(p)       Any construction, erection, placement, or modification of any thing, permanently or temporarily, on the outside portions of the premises, whether such portion is improved or unimproved, except as specifically authorized in Paragraphs 3(d) or 5 of this Exhibit and otherwise in strict compliance with the provisions of The Governing Documents and all applicable laws, ordinances, rules and regulations.

2.       Prohibited Uses. In addition to uses which are inconsistent with applicable zoning or other governing laws, ordinances, rules or regulations or are prohibited or restricted by other recorded covenants, conditions, restrictions or easements, the following uses are prohibited within Springfield Commons:

(a)       trailer courts, mobile home parks, and recreational vehicle campgrounds;

(b)       junk yards, scrap metal yards, automobile used parts and/or dismantling operations and sanitary landfills, except that nothing herein shall preclude recycling centers established solely for the collection and sorting of household recyclable materials provided that the same are not unsightly;

(c)       commercial excavation of building or construction materials, except in the usual course of construction of improvements;

(d)       dumping, storage, disposal, incineration, treatment, processing, or reduction of garbage, or refuse of any nature, except as is incidental to the use, operation and ownership of any property (or a portion thereof) in accordance with this Declaration and in a manner which is not unsightly and does not result in noxious odors emitting from the subject property;

(e)       lumberyards, sawmills, or outdoor storage of building or construction materials (except in the usual course of construction on the site where stored);

(f)       ongoing fire and bankruptcy sale operations;

(g)       truck terminals and truck stop-type facilities (specifically excluding loading docks and similar facilities incidental to the use, operation and ownership of any property or a portion thereof in accordance with this Declaration);

(h)       massage parlors, and any establishment which offers entertainment or service which includes nude or partially dressed male or female persons;

(i)       any industrial use; and

(j)        “adult entertainment uses,” which term shall mean, for the purpose of this Declaration, any theater or other establishment which shows, previews, or prominently displays, advertises, or conspicuously promotes for sale or rental: (i) movies, films, videos, magazines, books, or other medium (whether now or hereinafter developed) which is rated “X” by the movie production industry (or any successor rating established by the movie production industry) or is otherwise of a pornographic or obscene nature; or (ii) sexually explicit games, toys, devices, or similar merchandise.

3.       Prohibited Conditions. The following shall be prohibited at Springfield Commons:

(a)       Plants, animals, devices or other things of any sort whose activities or existence in any way is noxious, dangerous, unsightly, unpleasant, or of a nature as may diminish or destroy the enjoyment of Springfield Commons;

(b)       Structures, equipment or other items on the exterior portions of a premises which have become rusty, dilapidated or otherwise fallen into disrepair; and

(c)       Sprinkler or irrigation systems or wells of any type which draw upon open water from ground or surface waters within Springfield Commons , except that Declarant and the Association shall have the right to draw water from such sources;

(d)       Satellite dishes, antennae and other similar devices for the transmission of television, radio, satellite, or other signals of any kind, except that: (i) Declarant and the Association shall have the right, without obligation, to erect or install and maintain any such apparatus for the benefit of all or a portion of Springfield Commons, and (ii)(a) antennae or satellite dishes designed to receive direct broadcast satellite service which are under one meter or less in diameter; (b) antennae or satellite dishes designed to receive video programming services via multi-point distribution services which are one meter or less in diameter or diagonal measurement; or (c) antennae or satellite dishes designed to receive television broadcast signals (“Permitted Devices”) shall be permitted, provided that any such Permitted Device is placed in the least conspicuous location on the premises in which an acceptable quality signal can be received and is screened from the view of adjacent premises, streets and Common Elements in a manner consistent with the Community-Wide Standard.

4.       Common Facilities. No encroachment or construction shall be permitted on the Common Facilities except as identified on the Plats and Plans as recorded.

5.       Outdoor Seating. Only if such seating is permitted by the applicable provisions of the Lease, the Tenant may provide or permit outdoor seating for guests, invitees or licensees on its premises (the dimensions and location of such area shall be agreed upon by Landlord and Tenant pursuant to the Lease). Tenant shall maintain the outdoor seating area, which shall exclusively serve its guests, invitees or licensees, including the sidewalk area on which the same is located in a reasonably clean and neat fashion.

6.       Seasonal Outdoor Sales. If seasonal outdoor sales are permitted by applicable laws, ordinances, rules and regulations, a Tenant may provide or permit seasonal outdoor sales for guests, invitees or licensees on its premises (the dimensions and location of such area shall be agreed upon by Landlord and Tenant pursuant to the Lease). Tenant, at its cost, shall comply with all applicable provisions of the laws, ordinances, regulations and rules with respect to seasonal outdoor sales, and obtain all necessary permits or licenses for the same. Tenant shall maintain the seasonal outdoor sales area, including the sidewalk area in a reasonably clean and neat fashion.

EXHIBIT F

EXCLUSIVE USE COVENANT.

1.       Notwithstanding anything in the Rules and Regulations as provided in Exhibit E herein, Tenant shall not conduct any operations within the Shopping Center for the following purposes:

No portion of, the Springfield Property shall be used for any:

a.	a manufacturer’s or outlet center; or
b.	a store operated by a merchandise manufacturer selling at a discount; or
c.	apparel mid- or smaller-scale retailer who primarily sells designer branded clothing at a discount.

For purposes of this Paragraph 1, “mid- or smaller-scale” shall mean any sales location having less than 30,000 gross square feet and “primarily” shall mean not less than seventy-five percent (75%) of total sales. The above restrictions shall also include advertising for any of the foregoing prohibited uses on a billboard other than the billboard currently existing on the Springfield Property. Notwithstanding the foregoing, the operation of a TJ Maxx or Marshall’s store shall not be deemed a prohibited use.

2.       In addition to the restrictions set forth in Exhibit E of this Lease, the following operations and uses shall not be permitted on the Shopping Center or any portion thereof, whether or not such operation or use might at any time be permitted by local zoning or city ordinances:

a.	Any public or private nuisance;
b.	Use of liquid manure fertilizer; Liquor store or other sale of alcoholic beverages, except for (i) on-premises consumption as part of a permitted restaurant use; (ii) the ancillary sale of beer, wine and/or liquor pursuant to a use not prohibited hereunder; and/or (iii) a specialty wine store selling wines and incidental gourmet items; Pornographic book store or other business selling pornographic or obscene materials of any kind or nature;
c.	Any vibration, noise, sound or other disturbance that is reasonably objectionable due to intermittence, beat, frequency, shrillness or loudness; Any obnoxious emission of odors or of noxious, caustic or corrosive matters, whether toxic or non-toxic, gas, fumes or smoke;
d.	Any litter, dust, dirt or fly ash in excessive quantities (except as necessary for typical grading purposes);
e.	Any unusual firing, explosion or other damaging or dangerous hazard, including the storage, display or sale of explosives or fireworks;
f.	Industrial or warehouse uses, provided, however, that (i) an area for the storage of goods intended to be sold in any retail establishment within the Springfield Property shall be deemed not to be a warehouse; (ii) this prohibition shall not include wholesale clubs such as Sam’s Club, Costco or BJ’s Wholesale Club or any similar uses; and (iii) such uses shall be permitted on Lots 7-10 of the Springfield Commons Plan of Subdivision recorded in the Office of the Recorder of Deeds of Mercer County on April 4, 2014 at Instrument No. 201400003222, provided that no truck traffic serving such industrial or warehouses uses shall be permitted to utilize the Access Easement;

g.	Any discharge of liquid, solid waste or other harmful or noxious material into any waterway whether artificial or natural or any public sewer serving the Springfield Property in violation of any regulations of any governmental body having jurisdiction;
h.	Any mobile home or trailer park or recreational vehicle park, provided that the foregoing shall not exclude temporary overnight parking of motor homes in areas permitted for same;
i.	Any junk yard, recycling facility, cemetery, jail or honor farm, labor or migrant worker camp, truck terminal or petroleum stockyard;
j.	Any drilling for, excavation, removal and/or storage of earth materials, oil, gas, hydrocarbon substance, water, geothermal steam or any other subsurface substances of any nature whatsoever, except as part of normal grading operations in connection with construction of improvements; provided, however, that leasing of mineral rights shall not be prohibited by the foregoing provision provided all extraction activities are handled off-site or via underground access from an off-site access point;
k.	Any dumping, disposal, incineration or reduction of garbage or refuse of any nature whatsoever other than handling or reducing such waste actually produced on the Springfield Property from authorized uses in a reasonably clean, sanitary and unobtrusive manner;
l.	Any auction, public sale or other auction house operation other than charitable sales by schools, churches or other charitable educational organizations, provided that the same are conducted in compliance with all governmental regulations;
m.	Any veterinary hospital (not including any veterinary offices) and/or raising, breeding, slaughtering or keeping animals or poultry of any kind, provided, however, that this prohibition shall not apply to (i) security watchdogs kept for security purposes; (ii) pet shops; or (iii) any national pet supplies supermarket;
n.	Any automobile body and fender repair type uses, service station with an on-site automotive repair garage, transmission shop or similar uses, provided however, the foregoing shall not prohibit franchised quick service oil change facilities;
o.	Any commercial laundry or dry cleaning plant, laundromat, massage parlor, billiard establishment, bowling alley, night club, dance club, or game arcade, provided the foregoing shall not prohibit (i) a restaurant with billiards, bowling or games ancillary to the restaurant operation such as a Dave & Busters; or (ii) any spa which employs licensed massage therapists; and

p.	Any establishment similar to a “Hooters” or related establishments featuring “adult” entertainment.

3.       No restaurant tenant other than Blackout Burger Bar, LLC shall derive more than fifty percent (50%) of total revenue from the sale of hamburgers.

4.       No tenant other than Keystone Clippers, LLC shall operate a haircutting salon.

5.       No restaurant tenant other than [End Cap Concept and Inline Concept] Inc shall derive more than fifty percent (50%) of total revenue from the sale of tacos and pizzas.

EXHIBIT G

NON-DISTURBANCE, ATTORNMENT,
ESTOPPEL AND SUBORDINATION AGREEMENT

To be Attached.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), is made as of the ______ day of ___________________, 2019, by and among DOLLAR BANK, FEDERAL SAVINGS BANK, with offices at Three Gateway Center, Ten East, Pittsburgh, Pennsylvania 15222 (hereinafter referred to as “Lender”); PITTSAFIRE PIZZA, a Pennsylvania corporation (hereinafter referred to as “Tenant”); and SPRINGFIELD SHOPPES ASSOCIATES, LP, a Pennsylvania limited partnership (hereinafter referred to as “Borrower”);

WITNESSETH:

WHEREAS, Tenant has entered into that certain Lease Agreement with Borrower, as landlord, dated as of April 15, 2019 (hereinafter referred to as the “Lease”), covering certain premises more fully described in the Lease (hereinafter referred to as the “Premises”), which Premises shall be located in that certain building to be constructed on property situate in Springfield Township, Mercer County, Pennsylvania, more fully described on Exhibit A attached hereto and made a part hereof (hereinafter referred to as the “Property”); and

WHEREAS, by Open-End Mortgage and Security Agreement to be recorded forthwith in the Recorder of Deeds Office of Mercer County, Pennsylvania (hereinafter referred to as the “Mortgage”), Borrower granted a first lien interest in the Property and the Premises to Lender; and

WHEREAS, Tenant desires to be assured of continued occupancy of the Premises under the terms of the Lease and subject to the terms of the Mortgage.

NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt and legal sufficiency of which are hereby acknowledged, and in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant and agree as follows:

1.       The Lease and all estates, options (including without limitation purchase options, if any), liens and charges therein contained or created thereunder are and shall be subject and subordinate to the lien and effect of the Mortgage insofar as it affects the real and personal property of which the Premises forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon, with the same force and effect as if the Mortgage had been executed, delivered, and duly recorded among the above-mentioned public records, prior to the execution and delivery of the Lease.

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2.       In the event Lender takes possession of the Premises as mortgagee-in-possession or forecloses the Mortgage, or takes a deed in lieu of foreclosure, Lender agrees not to affect or disturb Tenant’s right to possession of the Premises in the exercise of Lender’s rights so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease.

3.       In the event that Lender succeeds to the interest of Borrower under the Lease and/or to title to the Premises, Lender and Tenant hereby agree to be bound to one another under all of the terms, covenants and conditions of the Lease. Accordingly, from and after such event, Lender and Tenant shall have the same remedies against one another for the breach of an agreement contained in the Lease as Tenant and Borrower had before Lender succeeded to the interest of Borrower; provided, however, that Lender shall not be:

(i)       liable for any act or omission of any prior landlord (including Borrower); or

(ii)       subject to any offsets or defenses which Tenant might have against any prior landlord (including Borrower); or

(iii)       bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Borrower); or

(iv)       bound by any amendment or modification of the Lease made without Lender’s written consent.

4.       In the event that anyone else acquires title to or the right to possession of the Premises upon the foreclosure of the Mortgage, or upon the sale of the Premises by Lender or its successors or assigns after foreclosure or acquisition of title in lieu thereof or otherwise, Tenant agrees not to seek to terminate the Lease by reason thereof, but shall remain bound unto the new owner and the new owner agrees to be bound to Tenant under all terms, covenants and conditions of the Lease.

5.       In the event Lender becomes a mortgagee-in-possession of the Premises or exercises its rights under that certain Assignment of Rents and Leases of even date herewith from Borrower to Lender to be recorded forthwith, Tenant agrees to make all payments payable by Tenant under the Lease directly to Lender and to perform all of Tenant’s obligations under the Lease for the benefit of Lender, upon Lender’s written instructions to Tenant.

6.       Tenant hereby warrants and represents, covenants and agrees with Lender:

(i)       not to alter or modify the Lease in any respect without the prior written consent of Lender;

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(ii)       to deliver to Lender a duplicate of each notice of default delivered to Borrower at the same time as such notice is given to Borrower;

(iii)       that Tenant is now the sole owner of the leasehold estate created by the Lease and shall not hereafter assign the Lease except as permitted by the terms thereof, and that notwithstanding any such assignment or any sublease, Tenant shall remain primarily liable for the observance and performance of all of its agreements under the Lease;

(iv)       not to seek to terminate the Lease by reason of any default of Borrower without prior written notice thereof to Lender and the lapse thereafter of such time as under the Lease was granted to remedy the default, within which time Lender, at its option, may remedy any such default; provided, however, that with respect to any default of Borrower under the Lease which cannot be remedied within such time, if Lender commences to cure such default within such time and thereafter diligently proceeds with such efforts, Lender shall be permitted such time as is reasonably necessary to complete curing such default;

(v)       not to anticipate the payment of rent or other sums due under the Lease; and

(vi)       to promptly certify in writing to Lender, in connection with any proposed assignment of the Mortgage, whether or not any default on the part of Borrower then exists under the Lease.

7.       Unless stated to the contrary herein, any notice, demand or request required by this Agreement shall be in writing and may be served in person or by certified mail, postage prepaid, return receipt requested, addressed as follows:

LENDER:

Dollar Bank, Federal Savings Bank
Three Gateway Center, Ten East
Pittsburgh, Pennsylvania 15222
Attention: Vice President,
Real Estate Lending and Services

BORROWER:

Springfield Shoppes Associates, LP
375 Southpointe Boulevard, Suite 410
Canonsburg, Pennsylvania 15317

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TENANT:

PITTSAFIRE PIZZA
141 Amsterdam Road
Gove City, PA 16127

8.       This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

9.       This Agreement (i) is and shall be deemed made under, governed by, and construed and enforced in accordance with the laws of the internal law of the Commonwealth of Pennsylvania, and (ii) is and shall be enforceable only in the State Courts of the Commonwealth of Pennsylvania with an action commenced in the Court of Common Pleas of Mercer County, and/or in the Federal Courts of the Commonwealth of Pennsylvania with an action commenced in the United States District Court of the Western District of Pennsylvania. Borrower and Tenant hereby waive any claim that Mercer, Pennsylvania is an inconvenient forum and any claim that any action or proceeding arising out of or relating to this Agreement and commenced in the aforesaid Courts lack proper venue.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the day and year first above written.

LENDER:

WITNESS:	DOLLAR BANK, FEDERAL SAVINGS BANK

By: _________________________
Matthew S. Bright, Vice President

TENANT:

WITNESS:	PITTSAFIRE PIZZA
a Pennsylvania corporation

______________________________	By: ____________________________
Timothy Seivers
President

BORROWER:

SPRINGFIELD SHOPPES ASSOCIATES, LP
a Pennsylvania limited partnership

WITNESS:	By: SPRINGFIELD RETAIL SHOPPES, LLC
a Pennsylvania limited liability company
Its: General Partner

______________________________	By: ____________________________
Rodney L. Piatt
Managing Member

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COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF ALLEGHENY	)

On this ____ day of _______________ , 2019, before me, a Notary Public, the undersigned officer, personally appeared MATTHEW S. BRIGHT, who acknowledged himself to be a Vice President of DOLLAR BANK, FEDERAL SAVINGS BANK, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the DOLLAR BANK, FEDERAL SAVINGS BANK, by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_______________________________________

Notary Public

MY COMMISSION EXPIRES:

STATE OF	)
	)	SS:
COUNTY OF	)

On this ____ day of ________________, 2019, before me, a Notary Public, the undersigned officer, personally appeared Timothy Seivers, who acknowledged himself to be the President of PITTSAFIRE PIZZA, a Pennsylvania corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained on behalf of and as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_______________________________________

Notary Public

MY COMMISSION EXPIRES:

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF WASHINGTON	)

On this ____ day of April, 2019, before me, a Notary Public, the undersigned officer, personally appeared Rodney L. Piatt, the Managing Member of SPRINGFIELD RETAIL SHOPPES, LLC, a Pennsylvania limited liability company and the sole general partner of SPRINGFIELD SHOPPES ASSOCIATES, LP, a Pennsylvania limited partnership, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same on behalf of SPRINGFIELD RETAIL SHOPPES, LLC, on behalf of and as the sole general partner of SPRINGFIELD SHOPPES ASSOCIATES, LP, for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_______________________________________

Notary Public

MY COMMISSION EXPIRES:

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EXHIBIT “A”

LEGAL DESCRIPTION

ALL THAT CERTAIN LOT OR PARCEL OF LAND SITUATE IN THE TOWNSHIP OF SPRINGFIELD, COUNTY OF MERCER, COMMONWEALTH OF PENNSYLVANIA BEING KNOWN PARCEL A IN THE SPRINGFIELD COMMONS LOT 3 AND LOT 4 CONSOLIDATION PLAN RECORDED IN THE OFFICE OF THE RECORDER OF DEEDS OF MERCER COUNTY ON JULY 17, 2015 AT INSTRUMENT NO. 2015-00006979.

BEING PARCEL NO. 29-217-067-002/CONTROL NO. 29-4790

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